NPI INC. STOCK PURCHASE AGREEMENT


         Stock Purchase Agreement dated as of August 17, 1995, among Insignia Financial Group, Inc., a Delaware corporation with offices at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602 ("Insignia"); and IFGP Corporation, a Delaware corporation with offices at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602; ("IFGP" and, together with Insignia, the "Buyer");

and

AP-NPI II, L.P., a Delaware limited partnership with offices at 1301 Avenue of the Americas, New York, New York 10019 ("AP-NPI II"); Michael L. Ashner, with an address at 17 Buttonwood Drive, Dix Hills, New York 11746; Martin Lifton, with an address at 101 Wheatley Road, Old Westbury, New York 11568; and Arthur
 N. Queler, with an address at 7421 Campo Florido, Boca Raton, Florida 33433 (such individuals being herein collectively called the "NPI Principals"); and Steven Lifton, with an address at 6 Partridge Drive, Roslyn, New York 11576;
G. Bruce Lifton, with an address at 100 Cameron Glen Drive, Atlanta, Georgia 30328; Judie Lifton, with an address at 118 East 60th Street, Apt. 19C, New York, New York 10022; Susan Ashner, with an address at 10 Buttonwood Drive, Dix Hills, New York 11746; Anise Queler, with an address at 7421 Campo Florido, Boca Raton, Florida 33433; Robert Lifton, Trustee, under the Martin Lifton 1994 Family Trust, with an address c/o Martin Lifton at 101 Wheatley
 Road, Old Westbury, New York 11568; and Robert Lifton, Trustee, under the Elinor Lifton 1994 Family Trust, with an address c/o Martin Lifton at 101 Wheatley Road, Old Westbury, New York 11568 (such additional individuals and trusts, together with the NPI Principals, collectively called the "NPI Family Parties"; and together with AP-NPI II, the "Sellers");

and

National Property Investors, Inc., a Delaware corporation with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("NPI Inc."); NPI-AP
 Management, L.P., a Delaware limited partnership with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("NPI-AP Management"); NPI Property Management Corporation, a Florida corporation with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("NPI Property Management"); DeForest Capital I Corporation, a Delaware corporation with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("DFC I"); DeForest Ventures II L.P., a Delaware limited partnership with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("Ventures II"); DeForest Ventures I L.P., a Delaware limited partnership with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("Ventures I"); DeForest Capital II Corporation, a Delaware corporation with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328, ("DFC II"); QAL Associates, a Georgia general partnership with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("QAL"); QALA II Associates, a Georgia general partnership with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("QALA II"); AP-NPI L.P., a
 Delaware limited partnership with offices at 1301 Avenue of the Americas, New York, New York 10019 ("AP-NPI"); AP-NPI X L.L.C., a Delaware limited liability corporation with offices at 1301 Avenue of the Americas, New York, New York 10019 ("AP-NPIX"); AP-NPI III, L.P., a Delaware limited partnership with offices at 1301 Avenue of the Americas, New York, New York 10019
("AP-NPI III"); NPI Equity Investments, Inc., a Florida corporation with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("NPI Equity"); NPI Equity Investments II, Inc., a Florida corporation with offices at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 ("NPI Equity II" and together with NPI Inc., NPI-AP Management, DFC I, QAL, QALA II, Ventures II, NPI Property Management, Ventures I, DFC II, AP-NPI, AP-NPIX, AP-NPI III, NPI Equity and NPI Equity II, collectively, the "NPI Parties").

WITNESSETH:

     WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, all of the issued and outstanding common stock, par value $.01 per share, of NPI Inc. (the "NPI Shares"), subject to the terms and conditions set forth herein; and

     WHEREAS, the parties wish to make certain other agreements in connection with such sale and purchase; and

     WHEREAS, pursuant to a Master Agreement (the "Master Agreement") dated as of November 21, 1994, as amended, with PaineWebber Real Estate Securities, Inc. ("PaineWebber") and a related Loan Agreement with Ventures I dated as of November 30, 1994 and a related Loan Agreement with Ventures II dated as of November 21, 1994, Ventures I has borrowed and there remains unpaid on the date hereof an aggregate of $15,159,392.00 and Ventures II has borrowed and there remains unpaid on the date hereof an aggregate of $18,154,333.71, respectively (collectively, the "PaineWebber Debt"); and

     WHEREAS, the limited partners of Ventures I that are not parties to this Agreement have consented to this Agreement and the transactions contemplated hereby in an agreement by and between Ventures I, DFC I and PD Associates,
 L.L.C., dated as of the date hereof, a copy of which is attached as Exhibit A; and in an agreement, dated as of the date hereof, a copy of which is attached as Exhibit B, by and among Ventures I, DFC I, Emmet J. Cashin, Jr., Trustee of the Survivors Trust under the Cashin 1990 Trust, Jarold A. Evans, Trustee of the Jarold A. Evans Revocable Trust, dated April 19, 1989,
 J.E. Capital Partners, and W. Patrick McDowell, Trustee of the McDowell Family Revocable Trust, dated April 28, 1978, as amended; and

     WHEREAS, the general partners of Fox Realty Investors, a California general partnership ("FRI"), have entered into a Second Amended and Restated Partnership Agreement (the "Fox Amendment"), dated the date hereof, further amending and restating the Amended and Restated Partnership Agreement entered into as of December 6, 1993, of FRI, as amended by the First Amendment thereto entered into as of August 8, 1994 (together with the Fox Amendment, the "FRI Partnership Agreement"), a copy of which is attached as Exhibit C; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

I.    The Sale and Purchase

     1.01   Sale and Purchase

          (a) At the Closing (defined below), each of Sellers shall sell to IFGP and IFGP shall purchase from each of Sellers the number of NPI
Shares set forth opposite such Seller's name on Schedule 1.01-C hereto, such NPI Shares to consist in the aggregate of all of the issued and outstanding capital stock of NPI Inc., for an aggregate purchase price of $1,000,000.00, in cash (the "Purchase Price").
           (b) Buyer shall not be required to purchase any of the NPI Shares to be sold hereunder unless all of the NPI Shares are sold to Buyer hereunder at the Closing.

     1.02    Delivery of Stock Certificates and Purchase Price.

           (a) The Sellers shall deliver to IFGP at the Closing stock certificates representing the NPI Shares being sold by them hereunder duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with such proof of power and authority of the Person (defined below) endorsing such stock certificates or stock powers as shall be requested by IFGP, and with all required documentary stamps affixed thereto, and to the extent Buyer reasonably requests, all appropriate estate tax waivers, in form and substance reasonably satisfactory to Buyer.

           (b) At the Closing, IFGP shall pay the Purchase Price by paying to each Seller entitled to receive a portion of the Purchase Price as set forth on Schedule 1.01-C, by certified or official bank check payable to such Seller or by wire transfer to such Seller at the account and in accordance with wire instructions delivered to Buyer at least two business days prior to the Closing Date (defined below).

II.    [Intentionally Omitted]
III.   Closing

     3.01    The Closing

          The closing of the transactions contemplated by Section 1.01 (the "Closing") shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York, at 10:00 A.M., local time, on the same day as the closing of the transactions under the Partnership Units Purchase Agreement dated as of the date hereof among the parties named therein (the "Units Purchase Agreement"), or at such other time and place as the parties shall hereafter agree (the "Closing Date").

     3.02    Transactions at the Closing

          The following transactions shall take place at the Closing, all of which shall be deemed to have occurred simultaneously and none of which shall be deemed completed unless and until all of them shall have been completed (or waived in writing by the parties entitled to performance):

          (a)   Sellers shall deliver to Buyer the following:

                (i) The stock certificates representing the NPI Shares referred to in Section 1.02, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with such proof of power and authority of the person endorsing such stock certificates or stock powers as shall be requested by Buyer, and with all required documentary stamps affixed thereto, and to the extent Buyer reasonably requests, all appropriate estate tax waivers, in form and substance reasonably satisfactory to Buyer.

               (ii)  [Intentionally Omitted]

              (iii) An opinion of Rosenman & Colin dated the Closing Date in form and substance satisfactory to Buyer.

              (iv) Evidence that all applicable waiting periods (and any extensions thereof) relating to any transactions to be completed by any of the Sellers or the NPI Parties under this Agreement under the HSR Act (defined below) have expired or otherwise been terminated.

               (v) Certificates from each of the Sellers (and from each of the NPI Parties listed on Schedule 3.02(a.1)-C) which is not a natural person or a trust, signed by its duly authorized general partners, officers, managers or other legal representatives in form and substance satisfactory to Buyer certifying its Organizational Documents (defined below), valid existence and good standing (in all jurisdictions where the failure to qualify would have a material adverse effect on the financial condition or operations of such Seller or NPI Party), incumbency of officers or others acting in a representative capacity, due authorization of the transactions contemplated hereby, accuracy of Sellers' and the NPI Parties' representations and warranties, performance and compliance by Sellers and NPI Parties with all of Sellers' and NPI Parties' covenants and agreements hereunder and satisfaction of the conditions to Buyer's obligations hereunder to be satisfied by any of Sellers or the NPI Parties and such other matters as Buyer shall reasonably request.

               (vi) Evidence in form and substance satisfactory to Buyer of all consents received by Sellers or the NPI Parties pursuant to Section 6.06.

              (vii) A certificate of the NPI Principals pursuant to Section 7.06, in form and substance satisfactory to Buyer, with respect to Affiliate transactions.

             (viii) A certificate of Sellers pursuant to Section 8.04 in form and substance satisfactory to Buyer, with respect to the absence of any material adverse change.

              (ix) A certificate of the NPI Principals pursuant to Section 8.22, in form and substance satisfactory to Buyer, with respect to the agreements listed on Schedule 3.02(a.2)-C (the "Other Agreements").

              (x) Evidence that all directors and officers of the Acquired Companies (defined below) have submitted their resignations or been removed effective as of the Closing Date.

     (b)    Buyer shall deliver to Sellers the following:

              (i)  The Purchase Price as specified in Section 1.02.

             (ii)  [Intentionally Omitted]

            (iii) An opinion of Proskauer Rose Goetz & Mendelsohn LLP dated the Closing Date in form and substance satisfactory to Sellers.

             (iv) Evidence that all applicable waiting periods (and any extensions thereof) relating to any transactions to be completed by Buyer under this Agreement under the HSR Act have expired or otherwise been terminated.

             (v) Certificates from each of Insignia and IFGP, signed by its duly authorized officers or other legal representatives in form and substance satisfactory to Sellers certifying its Organizational Documents, valid existence and good standing (in all jurisdictions where failure to qualify would have a material adverse effect on the financial condition or operations of Insignia), incumbency of officers or others acting for such entity in a representative capacity, due authorization of the transactions contemplated hereby, accuracy of Buyer's representations and warranties, performance and compliance by Buyer with all of Buyer's covenants and agreements hereunder and satisfaction of the conditions to Sellers' obligations hereunder to be satisfied by Buyer and such other matters as Sellers shall reasonably request.

            (vi) A certificate of Buyer pursuant to Section 9.07 in form and substance satisfactory to Sellers.

           (vii) A certificate from Buyer pursuant to Section 9.08 in form and substance satisfactory to Sellers with respect to no material adverse change.

          (viii) Evidence that the Investment Capital Contribution (defined below) required to be delivered under Section 9.10 has been made.

IV.    Representations and Warranties of Sellers and the NPI Parties

      Sellers and the NPI Parties each, jointly and severally, represent and warrant to Buyer as of the date hereof as follows:

      4.01  Relationship of Sellers, the NPI Parties and their Affiliates

          Each of Sellers and each of the NPI Parties is an individual or entity of the type and/or acting in the capacity described in this Agreement.
 The Sellers own, directly or indirectly, all of the legal and beneficial equity interests in NPI Inc. and its direct and indirect subsidiaries as listed on Schedule 4.01.1-C ("Subsidiaries" and together with NPI Inc., the "Acquired Companies"). The Acquired Companies (a) own or control, directly or indirectly, one or more of the general partners in one or more general partnerships or limited partnerships as set forth on Schedule 4.01.2-C, (each such general partner hereinafter referred to as a "Controlled GP" and each such general partnership or limited partnership hereinafter referred to as a
 "Controlled Partnership"). None of the Acquired Companies legally or beneficially, directly or indirectly, has any assets or owns any interest in any other Person except as listed on Schedules 4.01.1-C and 4.01.2-C. As used in this Agreement, "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or political subdivision thereof, any unincorporated organization or any other entity of any kind; and an "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     4.02  Organization Chart

          The chart set forth on Schedule 4.02.1-C correctly sets forth the relationships and ownership interests among Sellers, the NPI Parties and the Acquired Companies. All of the ownership interests in the entities set forth on that chart correctly reflect the legal and beneficial ownership of such entities except that no representation is made as to the ownership of the Apollo Entities (defined below). Sellers are the only owners of record or beneficial owners of the capital stock of NPI Inc. and the NPI Shares being sold to Buyer hereunder are free and clear of any Liens other than the Liens securing the PaineWebber Debt. As used in this Agreement, "Lien" means any lien, pledge, security interest, claim, charge, mortgage, encumbrance, restriction, voting trust or any other rights of any other Person other than
(a) any restrictions on the transferability of partnership interests set forth in the Organizational Documents of a Controlled Partnership, (b) mechanics liens set forth on Schedule 4.02.2-C or other mechanics liens not so set forth but as to which the cost to discharge them as of the Closing Date does not, in the aggregate, exceed $100,000, or (c) the Voting Trust Agreement dated as of December 6, 1993 among the parties named therein (the "FCMC Voting Trust").

     4.03  Organization and Qualification

          (a) Schedule 4.03-C correctly sets forth as to each of the Sellers (which is not an individual), NPI Parties, the Acquired Companies, and the Controlled Partnerships, its place of incorporation or formation, principal place of business, and in the case of each Controlled GP of a Controlled Partnership, jurisdictions in which it is qualified to do business as a foreign corporation or partnership, as the case may be.

          (b) Sellers have made available to Buyer with respect to each of the Sellers (which is not an individual), NPI Parties, Acquired Companies and Controlled Partnerships, true, complete and correct copies of each of the following documents including all amendments and supplements thereto: (i) the certificate of limited partnership and partnership agreement for each such Person which is a limited partnership, and partnership agreement (or other Organizational Document) for each such Person which is a general partnership,
(ii) the certificate of incorporation or articles of incorporation, by-laws, shareholders' agreements and voting trusts, if any, with respect to each such Person which is a corporation, (iii) the articles of organization and operating agreement, or similar documents, with respect to each such Person which is a limited liability company, (iv) the trust instruments or an opinion of counsel from attorneys and in form and substance acceptable to Buyer with respect to formation, powers, authority and other related matters with respect to each such Person which is a trust, and (v) other similar documents (collectively, such Person's "Organizational Documents"). Each of the Sellers, NPI Parties and Controlled Partnerships which is identified in this Agreement as a limited partnership or a general partnership is a partnership duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, in each case, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. Each of the Sellers, NPI Parties and Acquired Companies which is identified in this Agreement as a corporation or limited liability company is a corporation or a limited liability company, respectively, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. Each of the Sellers which is identified in this Agreement as a trust is duly organized and existing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and tribunals, to own its assets.

          (c) Each of the Controlled GPs that serves directly or indirectly as the general partner of one or more Controlled Partnerships is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

     4.04  Authority

          Sellers and the NPI Parties have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate, partnership, limited liability company, trust or other proceedings, as the case may be (including, without limitation, any shareholder, member or limited partner consents, as the case may be) of or on behalf of any Sellers and NPI Parties have been duly taken to authorize their execution, delivery, and performance of this Agreement. This Agreement and the other documents required to be delivered hereby have been (or when delivered will be) duly authorized, executed, and delivered by Sellers and the NPI Parties, and constitute (or when delivered will constitute) the legal, valid, and binding obligation of Sellers and the NPI Parties, enforceable as to each of them in accordance with their terms. Upon the Closing, Sellers shall transfer good title to Buyer of all of the NPI Shares being sold hereunder, and the Acquired Companies shall have good title to all of the general partnership interests in any of the Controlled Partnerships that it owns, directly or indirectly, and all of such title shall be free and clear of all Liens (assuming payment of the PaineWebber Debt by Buyer).

     4.05  Capitalization

          Schedule 4.05.1-C sets forth the authorized capital stock of each of the Acquired Companies and the total number of issued and outstanding shares of each of the Acquired Companies' capital stock. All of the issued and outstanding shares of capital stock of each of the Acquired Companies is duly authorized, validly issued, fully paid, and fully non-assessable and are owned by NPI Inc. free and clear of all Liens (other than Liens securing the PaineWebber Debt). There is no agreement, commitment (whether or not legally binding), plan, or arrangement to issue, and no outstanding option, warrant, security or other instrument or other right to obtain, convert into or exchange for or call for the issuance of any capital stock or security or other instrument convertible into, exercisable for, or exchangeable for any capital stock in any of the Acquired Companies, except as set forth on
Schedule 4.05.2-C. There are no restrictions of any kind on the transfer of the outstanding capital stock of any of the Acquired Companies, except as set forth on Schedule 4.05.3-C and those imposed by applicable federal and state securities laws. There are no contracts or other understandings (whether formal or informal, written or oral, firm or contingent) that require or may require any of the Acquired Companies to repurchase any of its capital stock.
 There are no preemptive or similar rights with respect to each of the Acquired Companies' capital stock. Except for the FCMC Voting Trust, and except as set forth on Schedule 4.05.4-C, none of the Acquired Companies is a party to any voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any capital stock of any of the Acquired Companies which shall be in effect at the Closing Date, or any agreement with respect to the transferability, purchase or redemption of any capital stock of any of the Acquired Companies.

     4.06  Partnership Interests

          (a) Schedule 4.06.1-C sets forth the identity of each entity which serves as a general partner of one or more of the Controlled Partnerships and,
(i) in those instances where such general partner is itself a partnership, the identity of each general partner of such partnerships, and (ii) the identity of the managing general partner or general partners, as the case may be, of each Controlled Partnership. Each of the general partnership interests in the Controlled Partnerships which is owned or controlled by the Acquired Companies is duly authorized, validly issued, fully paid and fully non-assessable (except to the extent of any liability of the owner of the general partnership interest in the Controlled Partnerships as a general partner as provided in their respective partnership agreements), free and clear of all Liens (other than Liens securing the PaineWebber Debt) or voting trusts (other than the FCMC Voting Trust) or other rights of third parties and has not been issued and is not owned or held in violation of the partnership agreement covering such partnership. Except as set forth on Schedule 4.06.2-C, there are no rights, options, subscriptions or other agreements of any kind to purchase or acquire any general partnership interest in any of the Controlled GPs. Except as set forth on Schedule 4.06.3-C, there are no agreements of any kind limiting or otherwise restricting the authority of any of the Controlled GPs, acting singly or jointly, to directly or indirectly manage and control in all respects one or more of the Controlled Partnerships and no other entity is authorized, singly or jointly, with any other entity, to so manage and control any Controlled Partnership.

          (b) Sellers and the NPI Parties have not breached or permitted any Controlled GP to breach, or default or violate any of its material obligations, including but not limited to its fiduciary duty to any Controlled Partnership or other partners in any Controlled Partnerships, under any Organizational Documents with respect to such Controlled Partnerships. The FCMC Voting Trust is in full force and effect, no party is in material default of any provision thereof and there exist no grounds for removing or replacing NPI Equity II as the managing partner of FRI. The FRI Partnership Agreement is in full force and effect and no party is in material default of any provision thereof. Sellers and the NPI Parties have furnished to Buyer true, complete and correct copies of information provided by NPI Equity II to Portfolio Realty Advisers, L.P. ("PRA") pursuant to Section 8 of the FRI Partnership Agreement since January 1, 1994, including supporting documentation of NPI Equity II's calculation of such information.

     4.07  Business Conducted

          Except as set forth on Schedule 4.07.1-C, NPI Inc. conducts no business and has no assets or Liabilities (defined below) other than the ownership of shares of capital stock in its Subsidiaries. Except as set forth on Schedule 4.07.1-C, the Subsidiaries each conducts no business and has no assets other than the ownership of general partnership interests in the Controlled Partnerships, which Controlled Partnerships conduct no business other than the ownership and operation of real properties and the ownership of general or limited partnership interests. All of the real properties owned or operated by each of the Controlled Partnerships are listed on Schedule 4.07.2-
C. Except as set forth on Schedule 4.07.3-C, each of the properties is used solely for residential or commercial purposes and related activities.

     4.08  Financial Condition; Assets

          (a) On the Closing Date, each of the Acquired Companies shall have Net Current Assets (defined below) greater than zero. As used in this Agreement, "Net Current Assets" means cash and cash equivalents less all
 Liabilities; and "Liabilities" means any and all obligations and liabilities of every kind, including, without limitation, contingent liabilities, known or unknown, obligations to perform services in the future for which fees or commissions have been prepaid, and contingent or unmatured obligations and liabilities other than any (i) Acquired Company's potential obligation to restore the deficit in a general partner's capital account in any Controlled Partnership, (ii) Acquired Company's potential obligation to return to any Controlled Partnership a portion of the distributions received by a general partner on account of its partnership interest in such Controlled Partnership by reason of the failure of the limited partners in such Controlled Partnership to receive a specified amount of distributions; (iii) obligations and liabilities under partnership law of a general partner solely attributable to its serving as a general partner of a Controlled Partnership; and (iv)
 except as set forth on Schedule 4.08(a)-C.

          (b) On the Closing Date, each of the Acquired Companies shall have good and valid title to each of the following assets, free and clear of Liens, other than the PaineWebber Debt:

               (i) the loans and advances set forth on Schedule 4.08(b)-C to the extent not paid prior to Closing;

              (ii) the accounts receivable set forth on Schedule 4.08(b)-C to the extent not paid prior to Closing;

              (iii) all fixed assets currently owned by them, plus any fixed assets acquired and less any fixed assets disposed of in each case in the ordinary course of business consistent with past practice between the date hereof and the Closing Date.

     4.09  Insurance

          Schedule 4.09-C lists all of the policies of insurance of any kind covering each of the Acquired Companies and their respective assets and businesses, setting forth the nature of the insurance, the insurance carrier, the amount of coverage, and the owner of and expiration date of such policies.
 Each of the Acquired Companies has such insurance in such amounts and covering such risks as well-run businesses in the same industry customarily carry. All such policies of insurance are in full force and effect and all premiums due thereon for all periods through the Closing Date are or will be on the Closing Date fully paid. None of the Sellers, the NPI Parties or Acquired Companies has received any notice of cancellation or termination with respect to any such policy.

     4.10  Material Events and Changes

          Since April 30, 1995, except as set forth on Schedule 4.10-C, none of the Acquired Companies:

          (a) has mortgaged, pledged, subjected to or suffered any Lien, or granted any Lien, in respect of any of its properties, or incurred any Debt (defined below), except the PaineWebber Debt; and

          (b) is in default under any Material Agreement (defined below), license or permit; or

          (c) has experienced any change in control which is prohibited by the terms of any note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation by which it or any of its properties or assets is affected or bound.

      4.11  No Conflicts or Defaults; No Violations

          Neither the execution, delivery or performance of this Agreement by any of the Sellers or the NPI Parties nor the consummation of the transactions contemplated hereby will (with or without the giving of notice, lapse of time or both): (a) contravene any provisions of any law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality; or (b) except as set forth on Schedule 4.11-C, and assuming that each of the consents and approvals set forth on Schedule 4.12-C has been obtained, conflict with or result in any material breach of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any of Sellers, the NPI Parties or the Acquired Companies pursuant to the terms of any note, bond, indenture, mortgage, deed of trust, loan agreement, credit agreement, lease, franchise, partnership agreement, voting trust or any other agreement, contract or instrument to which any of them is a party or to which any of their respective properties or assets is subject; (c) violate any provision of their respective Organizational Documents; (d) give any Person or group of Persons the right to replace any of them as a direct or indirect general partner of any Controlled Partnership; or (e) (i) except for payment of one-time bonuses in connection with the consummation of the transactions contemplated hereby, entitle any current or former employee of any of Sellers, the NPI Party or Acquired Company to any severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation payable to any such employee or former employee, or
(iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     4.12  Consents

          Except the filings under the HSR Act, the consent of the Department of Housing and Urban Development ("HUD") to the transactions contemplated by this Agreement and the Other Agreements as described in Section 6.05, the consent of the Rural Economic Community Development and Housing Agency ("RECDHA"), and as set forth on Schedule 4.12-C, no approval or consent of, notice to, or filing or registration with, or authorization, order, license, certificate, or permit of or from, any governmental authority or any other notice to or consent of any third party is required in connection with (a) the execution, delivery and performance of, (b) the legality, validity, binding effect or enforceability of or (c) the consummation of the transactions contemplated by this Agreement.

     4.13  Debt

           Schedule 4.13-C is a complete list of (a) all Debt for each of the Acquired Companies (including any intercompany debt or Debt for which the NPI Shares is security), (b) all Debt of the Controlled Partnerships which is recourse to the Controlled GP of such Controlled Partnership, and (c) all Debt in which any Controlled GP is obligated to extend or has extended any lines of credit, or is committed to make or has made working capital loans, to any Controlled Partnership. None of the Acquired Companies or Controlled GPs is the obligor in respect of and no assets of any of the Acquired Companies or Controlled GPs is security for or otherwise subject to any Debt other than the Debt described on Schedule 4.13-C. Sellers and the NPI Parties have delivered to Buyer true, complete and correct copies of all agreements, notes, security documents and other documents relating to any Debt of the Acquired Companies in effect on the date hereof, and each such document is in full force and effect and has not been further modified, amended or terminated and no party is in payment default thereunder or any other default thereunder other than immaterial defaults. Each of the Acquired Companies is in substantial compliance with the terms of any Debt for which it is liable or to which any of its assets is subject, no payment defaults exist thereunder and no notice of default with respect thereto has been received by any of Sellers or the NPI Parties.

          As used in this Agreement, "Debt" means, with respect to any Person, all indebtedness of any kind for which such Person is or could become liable for repayment or to which any property or other assets of such Person is subject, including, without limitation, (a) all indebtedness for borrowed money, (b) all indebtedness for the deferred purchase price of property or services, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of such Person's business), and all indebtedness secured by mortgage or other Liens against any of such Person's property or other assets, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations under capital leases (as such term is defined by GAAP), (f) all reimbursement, payment or similar obligations contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) any obligations of any of the foregoing kinds of any other Person which is guaranteed directly or indirectly by such Person or in effect guaranteed directly or indirectly by such Person, including, without limitation, through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase thereof, (ii) to purchase, sell or lease property or services primarily for the purpose of enabling the debtor to make payment of such Debt, (iii) to supply funds to or in any other manner invest in the debtor (including any obligation to pay for goods or services whether or not received) or (iv) otherwise to insure a creditor against loss in respect of such Debt, and (h) any Debt of any type of any other Person secured by any Lien on any property or assets of such Person but excluding any withdrawal liability with respect to any Multiemployer Plan (defined below). As used in this Agreement, "Debt" does not include any general partner obligation to restore the deficit in its capital account in any Controlled Partnership and any general partner obligation to return to any Controlled Partnership a portion of the distributions received by a general partner on account of its partnership interest in such Controlled Partnership by reason of the failure of the limited partners in such Controlled Partnership to receive a specified amount of distributions.

     4.14  Taxes

          (a) No Seller is a foreign person within the meaning of Section 1445 of the Code. Schedule 4.14(a)-C sets forth the taxpayer identification number and office address within the United States for each Seller.

          (b) Schedule 4.14(b)-C sets forth the name of each Controlled Partnership which has made an election under Section 754 of the Code at any time that any Seller or NPI Party or any Affiliate managed or operated such Controlled Partnership or owned any general partnership interest therein or, to the knowledge of Sellers and the NPI Parties (defined below), prior to such time.

          (c) Except as set forth on Schedule 4.14(c)-C, each of the Controlled Partnerships is and since its formation has been a partnership for federal income tax purposes qualifying under Section 7701 of the Code and none of the Controlled Partnerships constitutes a publicly traded partnership within the meaning of Section 7704 of the Code.

          (d) Schedule 4.14(d)-C sets forth the Section 754 amount, amortization method and accumulated amortization with respect to the basis in partnership interest which differs from the capital accounts of the tax returns of any Controlled Partnership for the most recent calendar year.

     4.15  Material Agreements

          Schedule 4.15-C lists all existing agreements and identifies the subject matter thereof to which any of the Acquired Companies is a party or is subject or to which any of their respective properties or assets is subject which cannot be canceled without penalty within 90 days and which are material to the financial condition, results of operations, business, properties, assets or liabilities of any of the Acquired Companies (each a "Material Agreement"). Sellers have made available to Buyer true, complete and correct copies of each such Material Agreement. All of such Material Agreements are in full force and effect and no party is in payment default of any provision thereof or any other default thereunder except immaterial defaults.

     4.16  Master Indemnity Agreement

          Each of Sellers and the NPI Parties represents and warrants that it has consulted with its advisors and counsel with respect to its obligations under the Master Indemnity Agreement of even date among the Buying Group, Riverside and the Selling Group, as such terms are defined therein (the "Master Indemnity Agreement"), and the adequacy of the consideration that it has received with respect thereto; and that such consideration is in all respects adequate and the value thereof is not less than the value of its obligations under the Master Indemnity Agreement.

     4.17  Environmental Matters

          (a) Except as disclosed on Schedule 4.17(a.1)-C, and except for the operating limited partnerships (other than Controlled Partnerships) listed on
Schedule 4.17(a.2)-C (the "March Partnerships"), all of the current and past use and operations by or of any of Seller or the NPI Parties, or any of their Affiliates or any of the Controlled Partnerships (at any time that any Seller or NPI Party or any Affiliate thereof managed or operated such Controlled Partnership or owned any general partnership interest therein) or, to the knowledge of Sellers and the NPI Parties, any owner, tenant, lessee or other Person at or from any real property presently or formerly directly or indirectly owned, used, leased, occupied, managed or operated by any of the Controlled Partnerships (at any time that any Seller or NPI Party or any Affiliate thereof managed or operated such Controlled Partnership or owned any general partnership interest therein) (the "Real Property"), comply and have complied with all applicable Environmental Laws (defined below). None of Sellers or the NPI Parties or any Affiliates thereof and none of the Controlled Partnerships (at any time that any Seller or NPI Party or any Affiliate managed or operated such Controlled Partnership or owned any general partnership interest therein), nor, to the knowledge of Sellers or the NPI Parties, any Controlled Partnership (at any time that none of Sellers or the NPI Parties or any Affiliate thereof managed or operated such Controlled Partnership or owned any general partnership interest therein) or any owner, tenant, lessee or other Person, has engaged in, authorized, allowed or permitted any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances (defined below) at, on or under the Real Property, except in compliance with all applicable Environmental Laws.

           (b) Except as disclosed on Schedule 4.17(b)-C, and except for the March Partnerships, (i) none of Sellers or the NPI Parties and none of the Controlled Partnerships (at any time that any Seller or NPI Party or any Affiliate thereof managed or operated such Controlled Partnership or owned any general partnership interest therein) or, to the knowledge of the Sellers and the NPI Parties, (based on facts known to any of the Sellers of the NPI Parties), any owner, tenant, lessee or other Person, or any Controlled Partnership (at any time that none of Sellers or the NPI Parties or any Affiliate thereof managed or operated such Controlled Partnership or owned any general partnership interest therein) has been or is involved in activities at or related to any portion of any Real Property directly or indirectly owned or managed by any of Sellers, the NPI Parties or the Controlled Partnerships which activities could reasonably be expected to lead to (A) the imposition of any liability on any of the Sellers, NPI Parties or the Controlled Partnerships under any Environmental Law, or on any subsequent or former owner or operator of any portion of any such Real Property, or (B) the creation of a Lien with respect to any liability on any portion of any such Real Property under any Environmental Law; and (ii) to the knowledge of Sellers and the NPI Parties, based on facts known to Sellers or the NPI Parties, no activity by any owner, tenant, lessee or other occupant of any portion of any Real Property could reasonably be expected to result in a claim or liability under any Environmental Law on such owner, tenant or occupant, on any of Sellers, the NPI Parties or the Controlled Partnerships or on any other subsequent or former owner or operator of any portion of such Real Property.

          (c) Except as disclosed on Schedule 4.17(c)-C, and except for the March Partnerships, to the knowledge of Sellers and the NPI Parties, the Real Property does not contain any Hazardous Substances in, on, over, under or at the Real Property in concentrations which would presently violate Environmental Laws or impose liability or obligations on the present or former owner or operator of the Real Property under the Environmental Laws for any investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property. To the knowledge of Sellers and the NPI Parties, none of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state. None of the Sellers or NPI Parties and none of the Controlled Partnerships (at any time that any Seller or NPI Party or any Affiliate managed or operated such Controlled Partnership or owned any general partnership interest therein) has received any notice, whether oral or written, from any governmental entity or third party of any actual or threatened Environmental Liabilities (defined below) with respect to the Real Property, or the conduct of the business of any of the Sellers, NPI Parties or Controlled Partnerships.

          (d) Except as set forth in Schedule 4.17(d)-C, and except for the March Partnerships, and except for non-friable asbestos in ceiling and linoleum tiles, to the knowledge of Sellers and the NPI Parties, there are no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde, or other Hazardous Substances (other than small quantities of Hazardous Substances stored and maintained in accordance with all applicable Environmental Laws for use in the ordinary course of the business of the Controlled Partnerships) in, on, over, under or at any presently owned or operated Real Property.

          (e) To the knowledge of Sellers and the NPI Parties, there are no conditions existing at any Real Property that require, or which with the giving of notice or the passage of time or both may require remedial or corrective action, removal or closure pursuant to the Environmental Laws other than the implementation of customary operation and maintenance programs with respect to asbestos of the type commonly known as "O&M" programs. Schedule 4.17(e)-C lists all such O&M programs.

          (f) Each of Sellers, the NPI Parties and Controlled Partnerships, has all the material permits, authorizations and approvals necessary for the conduct of its business and for the operations on, in or at the Real Property which are required under applicable Environmental Laws and is in material compliance with the terms and conditions of all such permits, authorizations and approvals, and is capable of continued operation in compliance with Environmental Laws. Schedule 4.17(f)-C contains a list of all such required permits, authorization and approvals.

          (g) Sellers and the NPI Parties have provided to Buyer all environmental reports, assessments, audits, studies, investigations, data and other written environmental information in their custody, possession or control concerning the Real Property.

          (h) Except as disclosed on Schedule 4.17(h)-C, and except for the March Partnerships, none of Sellers or the NPI Parties has any reason to believe, based on facts known to Sellers or the NPI Parties, that any of Sellers, the NPI Parties or Controlled Partnerships may become subject to any Environmental Liabilities.

          (i) As used in this Agreement, the term "Environment" means any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, and biota; the term "Environmental Laws" means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of human health and safety or the Environment; the term "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys and consultants fees) of investigation, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party hereto or any of its Affiliates, any Controlled Partnership, entity, any governmental regulatory authority or any other Person (i) which are incurred as a result of (A) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property presently or formerly owned or operated by any of Sellers, the NPI Parties or Controlled Partnership or any Affiliates thereof or (B) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by any of Sellers, the NPI Parties or Controlled Partnerships or any third-party customers of any thereof or (C) the violation of any Environmental Laws or (ii) which arise under the Environmental Laws; the term "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law. All references in this Section to any of Sellers, the NPI Parties or Controlled Partnerships shall include all predecessors thereto and any Person the liabilities of which pursuant to the Environmental Laws, contractually, by common law or by operation of law, any of them may have succeeded to.

     4.18  Investment Company

          None of Sellers, the NPI Parties or Acquired Companies is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4.19  Employees

          (a) All of the executive employees of the Acquired Companies on the date of this Agreement are listed on Schedule 4.19.1-C (the "Executive Employees") together with a list of any employment, compensation, severance or termination agreements or arrangements to which any of Sellers or the Acquired Companies is a party (the "Employment Agreements"). No other employee of any of them has any employment agreement, written or oral, and each such other employee is an employee at will. Other than the Executive Employees and the employees listed on Schedule 4.19.2-C (collectively, the "Corporate Employees"), the entire compensation costs of all other employees of the Acquired Companies (the "Reimbursable Employees") are reimbursable under the agreements with respect to the properties for which they work or the partnership agreement of the Controlled Partnership which owns the property at which they work. Between the date hereof and the Closing Date, the compensation of the Reimbursable Employees shall be changed only in the ordinary course of business consistent with past practice, and no change shall be made in the compensation of Corporate Employees except for the payment of one-time bonuses or severance payments in connection with the consummation of the transactions contemplated by this Agreement and the Other Agreements. Prior to the Closing, Sellers and the NPI Parties (i) shall have terminated the Employment Agreements, (ii) shall have obtained the resignation of each of the Executive Employees effective immediately prior to the Closing and (iii) shall have terminated each of the Corporate Employees. On the Closing Date, the Acquired Companies shall have no liability under or arising out of any employment, compensation, severance or termination agreements or arrangements with any Executive Employee, any Corporate Employee or any other employee of any of them or the termination thereof as contemplated by this Section. On the Closing Date, Sellers and the NPI Parties will have paid or provided for, and no Buyer or Acquired Company shall be liable for, any severance payment due as of the Closing Date to any employee of the Acquired Companies or the Controlled Partnerships upon termination of employment, with or without cause.

          (b) Except as set forth on Schedule 4.19.3-C, none of the Sellers or, (at any time since January 1, 1993 or, to the knowledge of Sellers and the NPI Parties, prior to such date) the Acquired Companies is currently or has ever been a party to or otherwise bound by and none of its employees is covered by any collective bargaining agreement or other employment agreement or arrangement (whether or not legally binding), and none of its employees are represented by any union. Sellers have given Buyer true, complete and correct copies of each agreement listed on Schedule 4.19.3-C.

          (c) Each of the Sellers and the Acquired Companies have paid in full to their employees, if any, all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, other than amounts that have not yet become payable in accordance with such employer's customary practices. Except for payment of one-time bonuses in connection with the consummation of the transactions contemplated hereby, none of the Sellers or the Acquired Companies is or will as a result of any transactions on the Closing Date become liable for any severance pay or other payments on account of termination of any present or former employee. Except as set forth on Schedule 4.19.4-C, each of the Sellers and the Acquired Companies (i) is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not and has not engaged in any unfair labor practice,
(ii) is not the subject of any pending or threatened unfair labor practice complaint before the National Labor Relations Board, (iii) is not the subject of any labor strike, dispute, slowdown or stoppage pending or threatened against or affecting it, (iv) is not and has not been the subject of any representation question respecting its employees, (v) has not experienced any strike, work stoppage or other labor difficulty since its formation, and (vi) is not currently negotiating any collective bargaining agreement relating to any of its employees.

     4.20  Employee Benefits

          (a) Schedule 4.20(a)-C contains a true and complete list of all "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, health, life, stock option, stock purchase, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, vacation, termination, individual employment, executive compensation, incentive, bonus, commission, payroll practices, retention or other plan, agreement, policy, trust fund or arrangement, maintained, sponsored or contributed to by any of the Acquired Companies or NPI Parties or any entity that would be deemed a "single employer" with any of the Acquired Companies or NPI Parties under
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee of any of the Acquired Companies or NPI Parties (whether current, former or retired) or their beneficiaries or with respect to which any of the Acquired Companies or NPI Parties or any ERISA Affiliate has or has had any obligation on behalf of any such employee or beneficiary (each a "Plan" and, collectively, the "Plans") together with a description of the funding mechanism for each such Plan. With respect to each Plan, (other than Multiemployer Plans) and, to the extent available to Sellers, the NPI Parties or the Acquired Companies after using their reasonable efforts, with respect to each Multiemployer Plan, true and complete copies of the documents embodying and relating to the Plan have been delivered to Buyer.

          (b) Except as set forth on Schedule 4.20(b)-C, none of the ERISA Affiliates, nor any of the Acquired Companies or NPI Parties or any of their respective predecessors has ever contributed to or contributes to, or otherwise participated in or participates in on behalf of employees of any of the Acquired Companies or NPI Parties or any ERISA Affiliate any "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code) ("Multiemployer Plan") or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plan").

          With respect to each Multiemployer Plan and Multiple Employer Plan:

               (i) none of the Acquired Companies or NPI Parties or ERISA Affiliates has incurred (or has any reason to believe it has incurred) any withdrawal liability; no event has occurred which with the giving of notice would result in such liability under Section 4201 of ERISA as a result of a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA); nor has any of the Acquired Companies or NPI Parties or ERISA Affiliates received any notice of any claim or demand for complete withdrawal liability or partial withdrawal liability;

              (ii) none of the Sellers, NPI Parties, the Acquired Companies or to the knowledge of Sellers and the NPI Parties, ERISA Affiliates has received any notice that any Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA);

             (iii) each of the Acquired Companies, NPI Parties and ERISA Affiliates have timely made any required contributions or payments to any Multiemployer Plan and to any Multiple Employer Plan;

              (iv) to the knowledge of Sellers and the NPI Parties, no Multiemployer Plan is a party to any pending merger or asset or liability transfer under Part 2 of Subtitle E of Title IV of ERISA;

               (v) to the knowledge of Sellers and the NPI Parties, the Pension Benefit Guaranty Corporation (the "PBGC") has not instituted proceedings against such Multiemployer Plan or Multiple Employer Plan;

              (vi) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA;

             (vii) except as set forth on Schedule 4.20(b)-C, if any of the Acquired Companies, NPI Parties or ERISA Affiliates were to have a complete or partial withdrawal as of the Closing, no obligation to pay withdrawal liability would exist on the part of any of the Sellers, NPI Parties, the Acquired Companies or any ERISA Affiliate with respect to any of the Multiemployer Plans;

           (viii) if any of the Acquired Companies, NPI Parties or ERISA Affiliates were to have a complete or partial withdrawal as of the Closing, the withdrawal liability of the Acquired Companies, NPI Parties and ERISA Affiliates would not exceed $100,000 with respect to all Multiemployer Plans in the aggregate;

            (ix) with respect to each Multiple Employer Plan, none of the Acquired Companies or NPI Parties or ERISA Affiliates has withdrawn during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA); and

            (x) none of the Acquired Companies or NPI Parties or ERISA Affiliates has incurred any liability to the PBGC including, without limitation, under Section 4063 or 4064 of ERISA.

          (c) Each of the Sellers, NPI Parties, the Acquired Companies and each ERISA Affiliate, each Plan and each "plan sponsor" (within the meaning of Section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of
Section 3(1) of ERISA) has complied in all material respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA. None of the ERISA Affiliates, nor any of the Acquired Companies or NPI Parties (or any of their respective predecessors) has ever contributed to or contributes to, or has participated in or participates in on behalf of employees of any of the Acquired Companies or NPI Parties or ERISA Affiliates, any plan subject to Title IV of ERISA or Section 412 of ERISA, other than the Multiemployer Plans.

          (d) With respect to each of the Plans on Schedule 4.20(a)-C (other than Multiemployer Plans):

             (i) each Plan intended to qualify under Section 401(a) of the Code has been qualified since its inception and has received a determination letter from the Internal Revenue Service (the "IRS") (except for the qualified Plan subject to Section 401(k) of the Code listed on Schedule 4.20(d)-C which has applied for such a determination letter) to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or will occur through the date of the Closing that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability; each of Sellers, the NPI Parties and the Acquired Companies, or ERISA Affiliates, as the case may be, has applied, or prior to the end of the remedial amendment period, as defined under Treasury Regulation Section 1.401(b) and as modified by IRS pronouncements, will apply, for a determination letter from the IRS pursuant to Revenue Procedure 93-39, for each Plan intended to qualify under Section 401(a) of the Code (including the qualified Plan subject to Section 401(k) of the Code listed on Schedule 4.20(d)-C);

            (ii) all payments required by any Plan, any collective bargaining agreement or by law (including all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by each of the Acquired Companies and NPI Parties, as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels on its financial statements;

           (iii) no claim, lawsuit, arbitration or other action (other than nonmaterial, routine claims for benefits) has been threatened, asserted, instituted or, to the knowledge of Sellers and the NPI Parties, anticipated against the Plans, any trustee or fiduciaries thereof, any of the Sellers, NPI Parties or the Acquired Companies, or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust or the Plans;

           (iv) each Plan complies in all material respects and has been maintained and operated in all material respects in accordance with its terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code;

            (v) no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to each Plan, other than with respect to which an administrative or statutory exemption is available under the Code and ERISA.

           (vi) to the knowledge of Sellers and the NPI Parties, no Plan is under audit or investigation by the IRS or the U.S. Department of Labor or any other governmental authority; no such completed audit, if any, has resulted in the imposition of any tax or penalty;

          (vii) each Plan intended to qualify for tax-favored treatment under Sections 79, 106, 117, 120, 125, 127, 129 or 132 of the Code satisfies in all material respects the applicable requirements under the Code; and

        (viii) with respect to each Plan that is funded mostly or partially through an insurance policy, none of Sellers, the NPI Parties nor the Acquired
 Companies nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

          (e) Except as set forth on Schedule 4.20(e)-C, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

           (f) None of the NPI Parties nor the Acquired Companies maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than as may be required under Section 4980B of the Code, Sections 601 through 608 of ERISA, the Federal Social Security Act or a plan intended to qualify under Section 401(a) of the Code) to any current or future retiree or terminee.

           (g) Except as expressly required by this Agreement, none of the Sellers, the NPI Parties nor the Acquired Companies nor any ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, to create any additional plan, agreement or arrangement, or to modify or change any existing Plan.

     4.21  Litigation and Claims

          Except as set forth on Schedule 4.21-C, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or to the knowledge of Sellers and the NPI Parties, threatened, with respect to any of the Acquired Companies or Controlled Partnerships, or any of their respective businesses, properties, or assets, other than relating to routine landlord-tenant matters, or negligence lawsuits covered by insurance or vendor claims under $10,000. None of the Acquired Companies or Controlled Partnerships is: (i) in violation of or in default under any order, judgment or decree, (ii) in violation of any law, rule or regulation, which violation would have a material adverse effect upon any of Sellers or the Acquired Companies or any of their respective properties, businesses or assets, or (iii) required to take any action in order to avoid such violation or default. The litigation listed on Schedule 4.21-C will not prohibit the consummation of any of the transactions contemplated hereby.

     4.22  Intellectual Property

          Except as described on Schedule 4.22-C, each of the Acquired Companies owns, or has the contractual right to use, and will after the Closing own or have the contractual right to use data processing and management information systems adequate to conduct all aspects of their respective businesses. There is no right under any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being hereinafter referred to as "Intangibles") necessary to or used in the business of the Acquired Companies as presently conducted or as any of them contemplates conducting, except as set forth on Schedule 4.22-C. None of the Acquired Companies has infringed, is infringing, or has received notice of infringement asserted with respect to any Intangibles of others. To the knowledge of Sellers and the NPI Parties, there are no Intangibles of others which may materially adversely affect the financial condition, results of operations, business, properties, assets or liabilities of any of the Acquired Companies.

     4.23  Questionable Payments

          None of the Sellers, NPI Parties or Acquired Companies, nor any director, officer, partner, agent, employee, or other Person associated with or acting on behalf of any of them has, directly or indirectly: used any corporate or partnership funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     4.24   [Intentionally Omitted]

     4.25  SEC Reports; Tender Offers

          Sellers have previously furnished Buyer (or will simultaneously with its filing with the Securities and Exchange Commission ("SEC") furnish to Buyer) true and complete copies of each Schedule 14D-1 and all amendments thereto and other governmental filings or documents (the "Tender Offer Documents") relating to each tender offer (the "Tender Offers") for any limited partnership interests in the Controlled Partnerships filed since January 1, 1993 by any of Sellers, the NPI Parties or any of their Affiliates with the SEC or other governmental agency, and the following reports filed by any of the Controlled Partnerships with the SEC: Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1994, 1993, 1992, and 1991, all Quarterly Reports on Form 10-Q and all Current Reports on Form 8-K filed after December 31, 1994, and all proxy statements distributed subsequent to December 31, 1991 (collectively, the "SEC Filings"). Each of the Tender Offer Documents, and each of the SEC Filings did not (and will not), on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All litigation arising out of any of the Tender Offer Documents have been finally settled pursuant to a final court order, dated May 19, 1995, and Schedule 4.25-C contains a true, correct and accurate list of all settlement agreements ("Settlement Agreements") and court orders entered into in connection with such final court order (which order is no longer subject to appeal) (the "Order"), true, correct and complete copies of which have been delivered to Buyer. All Tender Offers pursuant to the Tender Offer Documents have been consummated on or prior to the date of this Agreement in compliance with all applicable laws and other Legal Requirements (defined below) and Sellers have performed all of their obligations pursuant to the agreements and Order listed on Schedule 4.25-C. The recent Tender Offers commenced pursuant to the Order have been conducted strictly in accordance with the Settlement Agreements and Order and each of the Sellers and the NPI Parties has performed all of its obligations pursuant to the Settlement Agreements and complied with the Order relating thereto. All press releases and other publicly released data issued by any Controlled Partnership since December 31, 1993 were accurate when released.

     4.26  Properties

          Each of the Acquired Companies owns no real property and has good title to all other properties and assets used in its business or owned by it (except such other properties and assets as are held pursuant to leases or licenses described on Schedule 4.26-C), free and clear of all Liens (except for the PaineWebber Debt and as set forth on Schedule 4.26-C). No Person holds a right of first refusal or option to purchase with respect to any asset of any of the Acquired Companies.

     4.27  Books and Records; Bank Accounts

          (a) The books and records of each of the Acquired Companies or Controlled Partnerships are substantially complete and correct in all material respects, and the books and records of each of the Controlled GPs contain substantially accurate and complete records of all material actions taken by such general partners since the date the NPI Parties first directly or indirectly acquired a general partnership interest in such Controlled Partnerships.

          (b) Sellers have provided accurate lists all of the bank and brokerage accounts of each of the Acquired Companies and Controlled Partnerships and the authorized signatories for such accounts.

     4.28  Completeness of Disclosure

           No representation or warranty by any of Sellers or the NPI
Parties in this Agreement or any Additional Document (as defined in the Master Indemnity Agreement) contains, or when delivered will contain, an untrue statement of a material fact or omits, or when delivered will omit, to state a material fact required to be stated therein or necessary, in light of the circumstances in which such statements are made, to make the statements made therein not misleading.

     4.29  HUD Consents

          Sellers and the NPI Parties know of no reason why the approvals of HUD referred to in Section 6.05 cannot be obtained on or prior to the Closing Date, except for administrative delays occasioned by HUD and the fact that HUD is currently giving close reviews to companies which have purchased other companies with interests in HUD subsidized housing using deferred purchase price payments.

     4.30  Solvency

          For purposes of applicable federal and state laws governing determinations of the insolvency of debtors, or relating to fraudulent conveyance, or otherwise with respect to creditors' rights, or similar judicial doctrines: on the Closing Date after giving effect to the transactions contemplated hereby, (i) the amount of the "present fair saleable value" of the assets of each of Sellers and the NPI Parties will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with such laws and doctrines, (ii) the present fair saleable value of the assets of each of Sellers and the NPI Parties will, as of such date, be greater than the amount that will be required to pay such Person's liability on its debts (defined below) as such debts become absolute and matured, (iii) none of Sellers or the NPI Parties will have, as of such date, an unreasonably small amount of capital with which to conduct its business, (iv) each of Sellers and the NPI Parties will be able to pay its debts as they mature and
(v) the consideration to be received by each Seller hereunder for the assets to be sold by such Seller hereunder is not less than the "present fair saleable value" of such assets. For purposes of this Section, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed or undisputed, secured or unsecured.

     4.31  Absence of Inducement

          In entering into this Agreement, none of Sellers or the NPI Parties has been induced by, or relied upon, any representations, warranties or statements by Buyer not set forth or referred to in this Agreement or the Additional Documents, whether or not such representations, warranties or statement have actually been made, in writing or orally, and each of the Sellers and the NPI Parties acknowledges that, in entering into this Agreement, Buyer has been induced by and relied upon the representations and warranties of the Sellers and the NPI Parties herein or therein set forth.

     4.32  Master Agreement

          All amounts owing and due under the Master Agreement dated as of November 12, 1993 among the parties named therein have been paid and satisfied in full. There have been no NPI Receipts (as such term is defined in a certain Indemnity and Reimbursement Agreement, dated as of December 6, 1993, by and among NPI Equity II, PRA, the NPI Principals and the other parties named therein), other than amounts attributable to the general partnership interest of NPI Equity II in FRI.

     4.33  No Knowledge of Breach

          None of Sellers or the NPI Parties has any knowledge on the date hereof of any fact or circumstances which would cause any representation or warranty of Buyer in this Agreement or the Additional Documents to be misleading or incorrect in any respect or is aware of any statement which was omitted from any such representation or warranty which is necessary to make the statements made in any such representation or warranty not misleading.

V. Representations and Warranties of Buyer

     Buyer represents and warrants to Sellers as of the date hereof and agrees with Sellers as follows:

     5.01  Organization

          Each of Insignia and IFGP is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. On the date hereof, IFGP is wholly-owned, directly or indirectly, by Insignia; however, no representation is made as to the ownership of IFGP as of the Closing Date, except that it will be an Affiliate of Insignia.

     5.02  Authority

          Insignia and IFGP, each has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Insignia and IFGP have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been and the other documents required to be delivered by Buyer hereby have been (or when delivered will be) duly authorized, executed, and delivered by Buyer, and constitute or will constitute the legal, valid, and binding obligation of Insignia and IFGP, and is enforceable as to each of them in accordance with their terms.

     5.03  No Conflicts or Defaults; No Violations

          Neither the execution, delivery or performance of this Agreement by the Buyer of the consummation of the transactions contemplated hereby will (with or without the giving of notice, lapse of time or both): (a) contravene any provisions of any law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality; or (b) except as set forth on Schedule 5.03-C conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Insignia or IFGP pursuant to the terms of any note, bond, indenture, mortgage, deed of trust, loan agreement, credit agreement, lease, franchise, or any other agreement, contract or instrument to which either of them is a party or to which any of their respective properties or assets is subject; or (c) violate any provision of their respective Organizational Documents.

     5.04  Litigation

          There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the knowledge of Buyer, threatened, relating to, or seeking to prohibit or otherwise challenge the consummation of this Agreement or the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

     5.05  Investment Company

          Buyer is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.06  Consents

           Except the filings under the HSR Act described in Section 6.05, the consent HUD to the transactions contemplated by this Agreement and the Other Agreements, the consent of RECDHA, any filing with respect to any Organizational Documents of an Person (all of which will be made prior to Closing), and as may be required by federal or state securities laws, no approval or consent of, notice to, or filing or registration with, or authorization, order, license, certificate, or permit of or from, any governmental authority or any other notice to or consent of any third party is required in connection with the execution, delivery and performance of, (b) the legality, validity, binding effect or enforceability of or (c) the consummation of the transactions contemplated by this Agreement.

     5.07  HUD Consents

          Buyer has no knowledge of any reason why the approvals of HUD referred to in Section 6.05 cannot be obtained on or prior to the Closing Date, except for administrative delays by HUD and the fact that HUD is currently giving close reviews to companies which have purchased other companies with interests in HUD subsidized housing using deferred purchase price payments.

     5.08  Completeness of Disclosure

          No representation or warranty by Buyer in this Agreement or any Additional Document contains, or when delivered will contain, an untrue statement of a material fact or omits, or when delivered will omit, to state a material fact required to be stated therein or necessary, in light of the circumstances in which such statements are made, to make the statements made therein not misleading.

     5.09  Absence of Inducement

          In entering into this Agreement, Buyer has not been induced by, or relied upon, any representations, warranties or statements of any of Sellers or the NPI Parties concerning any matter not set forth or referred to in this Agreement or the Additional Documents, whether or not such representations, warranties or statements have actually been made, in writing or orally, except that Buyer has relied upon Sellers' and the NPI Parties' having disclosed to Buyer all information, and provided to Buyer true, complete and correct copies of all agreements, documents and data, that Buyer or its Affiliates have requested in connection with its determination whether to enter into this Agreement and the Other Agreements. Buyer acknowledges that, in entering into this Agreement, Seller and the NPI Parties have been induced by, and relied upon, Buyer's representations and warranties herein set forth.

     5.10  No Knowledge of Breach

          Buyer has no knowledge on the date hereof of any facts or circumstances which would cause any representation or warranty of any of Sellers and the NPI Parties in this Agreement or the Additional Documents to be misleading or incorrect in any respect or is aware of any statement which was omitted from any such representation or warranty which is necessary to make the statements made in any such representation or warranty not misleading.

VI.  Additional Agreements of Sellers and NPI Parties

     6.01  Joint and Several Covenants

          (a) Sellers and the NPI Parties each, jointly and severally, covenants and agrees to perform or cause to be performed the covenants of any of them under this Agreement.

          (b) Insignia and IFGP each, jointly and severally, covenants and agrees to perform or cause to be performed the covenants of either of them under this Agreement.

     6.02  General

          (a) Each of Sellers and the NPI Parties will use all reasonable efforts and take all reasonable steps, and will cooperate with Buyer, to cause to be fulfilled those of the conditions set forth in this Agreement to the parties' respective obligations to consummate the transactions contemplated by this Agreement and the Other Agreements that are dependent upon the actions or inactions of any of Sellers or the NPI Parties, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and the Other Agreements and consummate the transactions contemplated hereby and thereby.

          (b) Buyer will use all reasonable efforts and take all reasonable steps, and will cooperate with Sellers and the NPI Parties, to cause to be fulfilled those of the conditions set forth in this Agreement to the parties' respective obligations to consummate the transactions contemplated by this Agreement and the Other Agreements that are dependent upon the actions or inactions of Buyer and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and the Other Agreements and consummate the transactions contemplated hereby and thereby.

     6.03  Other Agreements

          Until the Closing Date, Sellers and the NPI Parties and their Affiliates will each use its reasonable efforts to cause all representations and warranties made by them hereunder or under the Other Agreements to be true and correct in all material respects as of the Closing Date as if made on the Closing Date, except for changes in the ordinary course of business of the Acquired Companies consistent with past practice; provided, however, that nothing herein shall require any of such Persons to violate any fiduciary duty obligation owed to any of the Controlled Partnerships.

     6.04  Conduct of Business

          Until the Closing Date, each of the Sellers and the NPI Parties will:

          (a) except as otherwise requested by Buyer in writing, use its reasonable efforts to preserve intact the business organization and operations of the Acquired Companies and Controlled Partnerships, to keep available the services of their present officers and employees, if any, to preserve in full force and effect their contracts, agreements, instruments, leases, licenses, arrangements, and understandings, and to preserve the present business relationships and good will of their suppliers, customers, and others, if any, having business relations with any of them;

         (b) not permit the Organizational Documents of (i) the Acquired Companies or (ii) subject to the fiduciary duty obligation owed by a Controlled GP to a Controlled Partnership, the Controlled Partnership, to be amended, except for the Fox Amendment; and

         (c) cause the business and operations of the Acquired Companies and Controlled Partnerships to be conducted in all respects only in the ordinary course consistent with past practices utilizing the highest commercial standards and in accordance with the terms of the provisions of the partnership agreements of such partnerships.

     6.05  Hart-Scott-Rodino, HUD and Other Regulatory Filings

          (a) Promptly, but not later than 45 days following the execution of this Agreement, Buyer and Sellers and the NPI Parties shall each file or cause to be filed any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the transactions contemplated by this Agreement and the Other Agreements and shall each make any further filings pursuant thereto that may be necessary in connection therewith. Sellers and the NPI Parties on the one hand, and Buyer, on the other, shall each pay one-half of the filing fees payable in connection with such filings.

          (b) Within 15 business days following the date hereof, Buyer shall apply to HUD for the approvals referred to in Section 8.08. Buyer shall advise the NPI Principals upon request of the NPI Principals of the status of the HUD approval process.

          (c) Sellers and the NPI Parties shall also promptly file and cause the partnerships for the properties listed on Schedule 6.05-C to file with applicable regulatory authorities any other applications, notices or other documents required to be filed by any of them (and prosecute diligently any related proceedings) in order to consummate the transactions contemplated by this Agreement.

     6.06  Consents and Filings; Resignations

          As soon as practicable after the date hereof and before the Closing, except as set forth on Schedule 6.06-C, Sellers shall use reasonable efforts to obtain all consents, approvals, waivers, or other documents from any third parties, including any governmental authorities, and make all filings, registrations and other notifications, as (i) may be required to consummate the transactions contemplated by this Agreement and the Other Agreements or
(ii) are set forth on Schedule 4.12-C. Prior to the Closing Date, Sellers and the NPI Parties shall have obtained the resignations of each of the directors and officers of the Acquired Companies effective immediately prior to the Closing.

     6.07  Delivery of Financial Statements Required for SEC Filings

          Commencing on the date hereof, Sellers, with respect to the Acquired Companies shall, and the NPI Parties shall cause Sellers to, promptly following any request from Buyer, timely deliver to Buyer such financial statements and other financial information of such of the NPI Parties and/or their Affiliates (including, without limitation, the Acquired Companies and the Controlled GPs) as Insignia and/or its Affiliates shall require in connection with any filings with the SEC or any other regulatory authority. Such financial statements shall contain such information, and be in such form, and shall be delivered with such reports of certified public accountants thereon and such consents of such certified public accountants, if any, as shall be required by the SEC or other regulatory authority. Buyer shall reimburse Sellers for the incremental accounting fees of their certified public accountants for preparing any such information or statements which would not otherwise have been required to be prepared at any time for any of the NPI Parties. Buyer shall use its reasonable efforts to give Sellers as much notice as is practicable of the financial statements and other financial information it will require, and Sellers and the NPI Parties shall use their best efforts to deliver requested statements and information in the form and at the time required.

     6.08  Confidentiality

          (a) Each of Sellers and the NPI Parties shall before and after the Closing, insure that all confidential information which any of Sellers or the NPI Parties or their Affiliates, or any of their respective officers, directors, partners, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, or future prospects of the Acquired Companies and Controlled Partnerships, shall not be published, disclosed, or made accessible by any of them to any other Person at any time or used by any of them after the Closing, in each case without the prior written consent of Buyer; provided, however, that the restrictions of this sentence shall not apply (i) to the extent any such disclosure may otherwise be required by law,
(ii) may be necessary in connection with the enforcement of this Agreement, or
(iii) to the extent such information shall have otherwise become publicly available without any breach of this Agreement or any other confidentiality obligations of any Person. Sellers and the NPI Parties shall, and shall cause all other such Persons to, at Buyer's request after the Closing, deliver to Buyer any documents or other medium containing such confidential information to which the restrictions of the foregoing sentence apply.

          (b) Buyer shall, before the Closing, insure that all confidential information which Buyer or its Affiliates, or any of their respective officers, directors, partners, employees, counsel, agents, potential sources of financing, investments bankers or accountants, may possess or may hereafter create or obtain relating to the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, or future prospects of Sellers or the NPI Parties, shall not be published, disclosed, or made accessible by Buyer to any other Person at any time or used by Buyer (except in preparation for the consummation of the transactions contemplated by this Agreement or the Other Agreements), in each case without the prior written consent of Sellers; provided, however, that the restrictions of this sentence shall not apply (i) to the extent any such disclosure that may be required in connection with any SEC filings by Buyer or its Affiliates, or otherwise be required by law, (ii) may be necessary in connection with the enforcement of this Agreement, or (iii) to the extent such information shall have otherwise become publicly available without any breach of this Agreement or any other confidentiality obligations of any Person. If the Closing shall not occur for any reason, Buyer shall, and shall cause all other such Persons to, at Sellers' request, deliver to Sellers any documents or other materials containing such confidential information to which the restrictions of the foregoing sentence apply.

     6.09  Public Statements

          Between the date of this Agreement and the Closing, Sellers, the NPI Parties and their Affiliates shall discuss and coordinate with Buyer and Buyer shall discuss and coordinate with the NPI Principals with respect to any public filing (other than SEC filings) or announcement required concerning any of the transactions contemplated by this Agreement. No public filing (other than SEC filings) or announcement concerning any of the transactions contemplated by this Agreement shall be made by any of them, without the consent of both Sellers and Buyer, except as required by law. The parties agree that a press release in the form attached as Exhibit D may be released by Buyer or its Affiliates upon execution hereof.

     6.10  Voting by Sellers

          Except as provided in the Settlement Agreement and subject to its fiduciary duties when acting as a Controlled GP of a Controlled Partnership, and as may be required by the provisions of the partnership agreement of any Controlled Partnership, Sellers and the NPI Parties each agrees that until the Closing Date under this Agreement and the Other Agreements, it will not vote and will cause each of the Acquired Companies and Controlled GPs not to vote any capital stock of any general partnership interest in any Controlled Partnership in which any of them is entitled to vote in favor of, and shall not take any action to cause (a) any merger, consolidation, reorganization, other business combination, or recapitalization involving any of the Acquired Companies or Controlled Partnerships, (b) any dissolution, liquidation, or termination of any of the Acquired Companies or Controlled Partnerships, (c) any sale of any assets of the Acquired Companies or Controlled Partnerships,
(d) the amendment of any Organizational Documents of any of the Acquired Companies or Controlled Partnerships, (e) any "change in the Controlled GP" (defined below) of any Controlled Partnership, (f) any termination of, amendment to or other change in the property management agreements, asset management agreements or other agreements under which any Person is the property manager or asset manager of any real property or asset, or which relates to any Person providing management, administrative or bookkeeping services, including, but not limited to agreements with Metric Management, Inc., with respect to any Controlled Partnership, or (g) any proposition the effect of which may be to inhibit, prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or any of the Other Agreements or impair the contemplated benefits to Buyer or its Affiliates of the transactions contemplated by this Agreement and the Other Agreements. It is understood that at any time Sellers, the NPI Parties or any of their Affiliates would be permitted under this Section to vote their general partnership interest in any Controlled Partnership in favor of or take any action set forth above because to fail to do so would be a breach of the fiduciary duty of the Controlled GP of such Controlled Partnership, the Affiliate which is the holder of limited partner interests in the same Controlled Partnership shall also be permitted under this Section to vote such limited partnership interests in favor of such action. For purposes of this Agreement, the term "change in the Controlled GP" of a Controlled Partnership shall include, without limitation, a change in the Person who is general partner, a change in the powers or authority of such Person or a change legally or beneficially in the Person or Persons with the power to direct the general partner.

     6.11  Access

          Between the date of this Agreement and the Closing, Sellers and the NPI Parties shall (a) give Buyer and its authorized representatives full access to all offices and other facilities and properties of, or managed, operated or otherwise controlled by, the Acquired Companies and Controlled Partnerships and to the books and records of the Acquired Companies and Controlled Partnerships (and permit Buyer to make copies thereof), (b) permit Buyer to make inspections thereof, and (c) cause their respective officers and advisers (including, without limitation, their auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Acquired Companies or any Controlled Partnerships and to discuss with Buyer and its authorized representatives the affairs of the Acquired Companies and any Controlled Partnerships, all as Buyer may from time to time reasonably request. Statements made by Sellers, the NPI Parties and their authorized representatives in the course of any such discussions shall not constitute representations or warranties for purposes of this Agreement.

     6.12  No Transfers or Encumbrances

          Sellers and the NPI Parties shall not, directly or indirectly, sell, assign, gift, pledge, or otherwise transfer or encumber any capital stock or the general partnership interests in any of the Acquired Companies or any of the Controlled Partnerships before the Closing.

     6.13  Notice of Certain Events

          (a) Until the Closing, each of Sellers and the NPI Parties shall immediately give Buyer (i) written notice of the occurrence, or failure to occur, of any event or state of facts that would cause any representation or warranty contained in this Agreement to be untrue or inaccurate or any covenant, condition or agreement which is to be performed or satisfied by it impossible to be so complied with or satisfied or make such performance or satisfaction materially more difficult than in the absence of such fact or occurrence or which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or Exhibit hereto; (ii) a copy of each registration statement, annual, quarterly or current report, proxy or information statement, or other document (including exhibits and all material incorporated by reference) filed by any Seller or NPI Party with the SEC or any other governmental authority (other than filings under the HSR Act); (iii) copies of all notices of default given to any Sellers or NPI Party with respect to any Debt or Material Agreement; (iv) copies of all reports and other documents prepared for the stockholders or partners of any of the Acquired Companies or any Controlled Partnerships and copies of the minutes of all meetings of, and actions taken (with or without a meeting), by the stockholders or partners of each of the Acquired Companies or Controlled Partnerships. No notification under this Section shall affect or modify the representations, warranties, covenants or agreements of any of Sellers or the NPI Parties or the conditions to the respective obligations of the parties hereunder.

          (b) Until the Closing, Buyer shall immediately give Sellers (i) written notice of the occurrence, or failure to occur, of any event or state of facts that would cause any representation or warranty contained in this Agreement to be untrue or inaccurate or any covenant, condition or agreement which is to be performed or satisfied by Buyer impossible to be so complied with or satisfied or make such performance or satisfaction materially more difficult than in the absence of such fact or occurrence or which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or Exhibit hereto; (ii) a copy of each registration statement, annual, quarterly or current report, proxy or information statement, or other document (including exhibits and all material incorporated by reference) filed by Buyer with the SEC or any other governmental authority other than filings under the HSR Act; and (iii) copies of all reports and other documents prepared for the stockholders or partners of Buyer. No notification under this Section shall affect or modify the representations, warranties, covenants or agreements of Buyer or the conditions to the respective obligations of the parties hereunder.

          (c) Until the Closing, each of Sellers and the NPI Parties shall immediately give Buyer written notice of any event at a Controlled Partnership which may give rise to a claim against any of the Acquired Companies by reason of its serving, directly or indirectly, as a general partner of a Controlled Partnership.

     6.14  Other Covenants

          Sellers and the NPI Parties, jointly and severally, covenant and agree to cause the Persons named as Sellers and NPI Parties to perform all of the covenants and agreements of each of them set forth in the Other Agreements, and any material breach of any such covenant or agreement shall be deemed a breach of this Agreement.

     6.15  Current Assets

          If between the date hereof and the Closing, any distributions are received by an Acquired Company, either directly or indirectly in its capacity as a Controlled GP with respect to one or more of the Controlled Partnerships, and such distributions are not applied before Closing to the reduction of the outstanding principal amount of the PaineWebber Debt, then such distributions shall be retained by such Acquired Company.

     6.16  Due Diligence Meetings

          Between the date hereof and the Closing, at reasonable business hours selected by Buyer, during the months of September through December, 1995 (and if the Closing is after January 15, 1996, in January and February 1996), Sellers and the NPI Parties shall make available such officers of the Acquired Companies with detailed knowledge of the properties and operations of the Controlled Partnerships as Buyer shall request (at which time at least one of the NPI Principals, Peter Braverman and William Hamilton shall be present) for due diligence meetings (at least two of which shall be held, at Buyer's option, at Insignia's headquarters in Greenville, South Carolina and the others in Atlanta, Georgia) at which they shall make true, complete and correct disclosure of all information relating to the properties and the business of the Acquired Companies as Buyer shall request and shall furnish monthly all regularly prepared financial statements and reports with respect to the Acquired Companies, Controlled GPs and Controlled Partnerships.

     6.17  ERISA Matters

          On and after the Closing, Sellers and the NPI Parties shall be liable for, and shall promptly and fully reimburse Buyer with respect to, all claims incurred prior to Closing under any Plan that is a health plan (including, without limitation, medical, dental and hospitalization plans), regardless of whether such claim arises before, on or after Closing. Sellers and the NPI Parties acknowledge that they shall be obligated to pay all such claims on demand to Buyer.

VII. Covenants of Sellers and NPI Parties

     7.01  Ordinary Course

          Sellers and the NPI Parties each, jointly and severally, covenants and agrees that from the date hereof until the Closing, Sellers and the NPI Parties shall cause the Acquired Companies and the Controlled Partnerships and their businesses and properties to be operated only in the ordinary course consistent with past practice and the fiduciary duties of the Controlled GPs, in accordance with the partnership agreements, utilizing reasonable commercial standards.

     7.02  Liens

          None of Sellers or the NPI Parties will, or will permit any of the Acquired Companies to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of any of the Acquired Companies, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to any Controlled GP), or assign any right to receive income or permit the filing of any financing statement under the Uniform Commercial Code or any other similar notice of Lien under any similar recording or notice statute, grant rights with respect to, or otherwise encumber or create a security interest in, such property or assets or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of such property or asset or any portion thereof, or permit or suffer any such action to be taken, except the following:

          (a) Liens created pursuant to the PaineWebber Debt;

          (b) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (i) reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been established for such Acquired Company, or such contested amount shall have been duly bonded in accordance with applicable law, (ii) no risk of sale, forfeiture or loss of any real property of any Acquired Company or any part thereof arises during the pendency of such contest and (iii) such contest does not have a materially adverse effect any Acquired Company; or

          (c) Liens in respect of property or assets of any Acquired Company imposed by law, which were incurred in the ordinary course of business and do not secure any Debt, such as carriers', warehousemen's, materialmen's, and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of any Acquired Company's property or assets or materially impair the use there in the operation of the business of any Acquired Company or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to any such Lien.

     7.03  Dissolution

          No Controlled Partnership shall dissolve, terminate, liquidate, merge with or consolidate into another Person except as required by the fiduciary duty of the Controlled GP of such Controlled Partnership.

     7.04  New Lines of Business

          None of the Acquired Companies or Controlled Partnerships shall enter into any line of business other than its business on the date hereof, or make any material change in the scope or nature of its business, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     7.05  Forgiveness of Debt

          None of the Acquired Companies shall cancel or otherwise forgive, release or waive any claim or Debt owed to it by any Person or rights of substantial value, (a) except in the case of any claim or Debt not material individually or in the aggregate, for adequate consideration and in the ordinary course of business consistent with past practice and (b) other than to the Persons listed on Schedule 7.05-C in connection with the replacement of the Investment Capital Contribution as described in Section 9.10 below.

     7.06  Affiliate Transactions

          None of Sellers or the NPI Parties shall enter into, or be a party to, or cause or suffer any Affiliate to enter into or be a party to any transaction with any of the Acquired Companies or Controlled Partnerships or cause any compensation to be payable from any such Person ("Affiliate Transactions") except transactions required by existing agreements listed on
Schedule 7.06-C, in the ordinary course of business consistent with past practice and on terms which are no less favorable to such Acquired Company or Controlled Partnership than would be obtained in a comparable arm's length transaction with an unrelated third party, and none of Sellers, the NPI Parties or any of their respective Affiliates shall enter into any new agreement with or relating to any of the Acquired Companies or Controlled Partnerships or amend, modify or terminate any agreement listed on Schedule 4.15-C. Any such transactions will be disclosed to Buyer in writing at least monthly from the date hereof until the Closing and on the Closing Date in an Officer's Certificate of the relevant Person.

     7.07  Assets

          None of the Acquired Companies shall acquire or dispose of any assets (a) except in the ordinary course of business consistent with past practice and (b) other than to the Persons listed on Schedule 7.05-C in connection with the replacement of the Investment Capital Contribution as described in Section 9.10 below.

     7.08  Advances, Investments and Loans

          None of Sellers or the NPI Parties will permit any of the Acquired Companies directly or indirectly, to lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any limited or general partnership interests or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that any Acquired Company may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms.

     7.09  No Contrary Agreements

          Prior to the Closing Date, none of Sellers or the NPI Parties shall agree or otherwise commit, whether or not in writing, or permit any of the Acquired Companies or any of the Controlled Partnerships to agree or commit, to do anything which would not be permitted to be done under this Agreement.

     7.10  Settlement Agreements and Order

          Each of Sellers and the NPI Parties shall perform all of its obligations pursuant to the Settlement Agreements and shall comply with the Order relating thereto.

VIII. Conditions to Obligations of Buyer

     The obligations of Buyer under this Agreement are subject to the following conditions (unless waived by Buyer in writing at the Closing):

     8.01  Accuracy of Representations and Compliance with Conditions

          All representations and warranties of Sellers and/or the NPI Parties contained in this Agreement shall be accurate as of the Closing in all material respects with the same effect as if made on and as of such date except for changes expressly permitted or required by this Agreement. As of the Closing, Sellers and the NPI Parties shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time. At the Closing, Buyer shall have received certificates to the effect of the first two sentences of this Section 8.01 executed by the chief executive officer and the chief financial officer of each Seller (and such NPI Parties as Buyer shall request) dated as of the Closing Date in form and substance satisfactory to Buyer. It is expressly agreed that, for purposes of the first sentence of this Section 8.01 and Section 12.01(b)(v), changes in the ordinary course referred to in Section 6.04(c) shall not be deemed to be changes permitted or required by this Agreement and may result in a failure of the condition set forth in this Section 8.01 to Buyer's obligations under this Agreement.

     8.02  Sellers' Deliveries

          Sellers shall have delivered to Buyer the documents set forth in
Section 3.02(a).

     8.03  Legal Action

          There shall not have been instituted or threatened any legal proceeding (a) relating to, or seeking to prohibit or otherwise challenge:
(i) the consummation of this Agreement or the Other Agreements or the transactions contemplated by this Agreement or the Other Agreements, or to obtain substantial damages with respect thereto; or (ii) any matter arising out of or relating to the Tender Offers made by Ventures I or Ventures II pursuant to any Tender Offer Documents or Settlement Agreement; or (iii) which Buyer shall reasonably determine could have a materially adverse effect on the business, assets, liabilities, condition (financial or otherwise) or prospects of any of the Acquired Companies, or (b) alleging any violation of any provision of any federal or state securities law or seeking to obtain any payment or damages pursuant thereto (in each case, whether or not such allegation shall have any merit).

     8.04  No Material Adverse Change

          Since the date hereof, there shall not have been any material adverse change in the condition (financial or otherwise), results of operations, business, properties, assets, nature of assets or liabilities of any of the Acquired Companies, nor shall any of them have suffered any loss, damage, destruction or other casualty to any of its properties or material assets (unless completely covered by insurance).

     8.05  Operating Results

          (a) None of the following shall have occurred unless in any individual case specifically waived by Buyer in writing:

               (i) Except in the ordinary course of business consistent with past practice, none of the Acquired Companies shall have entered into or be subject to any Material Agreement not listed on Schedules 4.15-C, or breached or made a material amendment or modification in any Material Agreement on such Schedule or terminated any such listed Material Agreement, except terminations resulting from the sale of any property listed on Schedule 8.05-C.

              (ii) None of the Sellers or NPI Parties (A) shall have incurred or refinanced any Debt or entered into, amended, modified or terminated, or suffered any amendment, modification or termination of, any agreements, instruments or other documents relating to any Debt or Lien, or voluntarily prepaid any portion of any Debt, in each case to which any of the Acquired Companies is a party or to which any of their respective properties is subject.

     8.06  No Governmental Action

          There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court of other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Buyer, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of Buyer to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by Buyer of any of the NPI Shares to be sold pursuant to this Agreement or of any general partnership interest held by a Controlled GP or of a material portion of the business of the Acquired Companies, (d) imposes material limitations on the ability of Buyer effectively to exercise full rights of ownership of such capital stock or general partnership interest including the right to vote such interests on all matters properly presented stockholders or partners of the Acquired Companies or Controlled Partnerships, as the case may be, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Buyer of any of the transactions contemplated by this Agreement or any Other Agreement.

     8.07  PaineWebber Debt

          The outstanding amount of principal due on the PaineWebber Debt immediately prior to the Closing shall be not more than the outstanding principal amount on the date hereof, it being understood and agreed that the NPI Parties shall not, after the date hereof, borrow any further amounts thereunder. Ventures I and Ventures II shall pay all interest on the PaineWebber Debt on a current basis in accordance with its terms. Sellers shall have delivered an estoppel certificate from PaineWebber dated as of the Closing certifying to such outstanding amount and, evidence in form and substance satisfactory to Buyer of the satisfaction of the PaineWebber Debt and termination of all Liens arising in connection therewith upon payment of such Debt by Buyer and Ventures I as contemplated by the Units Purchase Agreement.

     8.08  HUD and RECDHA Approvals

          Buyer shall have obtained at or prior to the Closing Date the unconditional written approvals of HUD and RECDHA to this Agreement and the Other Agreements and to the execution, delivery and performance of this Agreement and the Other Agreements by the parties thereto.

     8.09  Hart-Scott-Rodino Waiting Period

          All applicable waiting periods (and any extensions thereof) in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

     8.10  Consents

          Sellers and the NPI Parties shall have complied with Section 6.06 to the extent required, without any of Sellers, or the NPI Parties having made any agreement or reached any understanding not approved in writing by Buyer as a condition for obtaining any such consent, authorization, approval, order, license, certificate or permit.

     8.11  Contractual Consents Needed

          (a) Except as set forth on Schedule 4.12-C, Sellers and the NPI Parties shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any Material Agreement, property management agreement, partnership agreement, contract, other agreement or mortgage, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject or where the failure to obtain a consent from any such Person would violate or breach any of the foregoing.

     8.12  Tax Allocation Agreement

          The Tax Allocation Agreement ("Tax Allocation Agreement") in the form of Exhibit E shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing.

     8.13 [Intentionally Omitted]

     8.14  Other Agreement

          The Agreement in the form attached as Exhibit F, shall have been duly authorized, executed, delivered by the parties thereto, and be effective at or prior to the Closing.

     8.15  FCMC Voting Trust

          The FCMC Voting Trust shall be in full force and effect and no party shall be in material default of any provision thereof.

     8.16  Change in Ownership of Controlled Partnerships

          From the date hereof until the Closing Date, none of the Controlled Partnerships has experienced any change in ownership or control of more than 5% of the limited partnership interests of any Controlled Partnership, except the March Partnerships.

     8.17  LPD Agreement

          The transactions contemplated by the Sale Agreement, dated the date hereof, between Insignia Management Group, L.P. and LPD Equities, Inc. in the form attached as Exhibit G shall have been consummated by the parties thereto at or prior to the Closing.

     8.18  [Intentionally Omitted]

     8.19  Insurance

          On or prior to the Closing Date, Buyer shall have received evidence of the existence of valid policies of insurance which comport with the representations of Sellers set forth in Section 4.09 hereof, together with evidence of the payment of all premiums therefor.

     8.20  Absence of Certain Events

          On the Closing Date, no event shall have occurred which would cause
(a) any merger, consolidation, reorganization, other business combination, or recapitalization involving any of the Acquired Companies, (b) any dissolution, liquidation, or termination of any of the Acquired Companies, (c) any sale of any assets of any of the Acquired Companies, (d) the amendment of the Organizational Documents of any of the Acquired Companies, or (e) the adoption by any of the Acquired Companies of any proposition the effect of which may be to inhibit, prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to Buyer or its Affiliates of the transactions contemplated by this Agreement or the Other Agreements.

     8.21  Simultaneous Closing

          The Closing of the transactions contemplated by the Units Purchase Agreement shall have closed simultaneously with the Closing under this Agreement.

     8.22  Conditions Precedent Under Other Agreements

          The obligation of Buyer to close the transactions contemplated under this Agreement is subject to the fulfillment of the following additional conditions precedent on the Closing Date hereunder:

          (a) the representations and warranties of the Sellers and NPI Parties named therein contained in the Other Agreements shall be true and correct in all material respects on and as of the Closing Date hereunder with the same effect as if made on and as of such date, the covenants and agreements of such Sellers and NPI Parties shall have been performed and satisfied, all of the conditions to the obligations of the Buyer named therein shall have been satisfied, subject only to the consummation of the Closing thereunder by the Buyer and delivery of all required certificates, opinions and instruments of transfer by the Sellers named therein (the form and substance of all of which shall have been agreed and all of which shall be capable of being delivered on the date of the Closing hereunder), and no default (or event which with notice or the passage of time or both would be a default) shall then exist under any Other Agreement and the Sellers and the NPI Parties shall have delivered to Buyer an Officer's Certificate to such effect in form and substance satisfactory to Buyer;

          (b) no event shall have occurred which shall make it probable, in the reasonable opinion of Buyer, that the conditions to the obligations of the Buyer or its Affiliates under any or all of the Other Agreements will not be satisfied by a date which is not more than two days after the Closing Date hereunder and the NPI Parties shall have delivered to Buyer an certificate of the NPI Principals as to the absence of any events, or conditions which call into question whether the conditions to such obligations of Buyer or its Affiliates will not be satisfied by such date, in form and substance satisfactory to Buyer; and

          (c) no material adverse change shall have occurred since the date hereof in the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of any entity in which Buyer or any Affiliates is to acquire an interest pursuant to any Other Agreement and the Sellers shall have delivered a certificate to such effect, in form and substance satisfactory to Buyer.

     8.23  Other Closing Documents

          Sellers and the NPI Parties shall have delivered to Buyer at or prior to the Closing such other documents as Buyer may reasonably request in form and substance satisfactory to Buyer.

IX.  Conditions to the Obligations of Sellers

     The obligations of Sellers under this Agreement are subject to the following conditions (unless waived by Sellers in writing at the Closing):

     9.01  Accuracy of Representations and Compliance with Conditions

          All representations and warranties of Buyer contained in this Agreement shall be accurate as of the Closing Date, in all material respects with the same effect as if made on and as of such date except for changes expressly permitted or required under this Agreement or the Other Agreements; as of the Closing, Buyer shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by Buyer at or before such time; and Sellers shall have received certificates to that effect executed by the chief executive officer and the chief financial officer of Buyer, dated as of the Closing Date, in form and substance satisfactory to Sellers.

     9.02  Buyer's Deliveries

          Buyer shall have delivered to Seller the funds and documents set forth in Section 3.02(b).

     9.03  Hart-Scott-Rodino Waiting Period

          All applicable waiting periods (and any extensions thereof) in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

     9.04  Tax Allocation Agreements

          The Tax Allocation Agreement in the form of Exhibit E shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing.

     9.05  [Intentionally Omitted]

     9.06  Other Agreement

          The Agreement in the form attached as Exhibit F, shall have been duly authorized, executed, delivered by the parties thereto, and be effective at or prior to the Closing.

     9.07  Closings Under Other Agreements

          Insignia shall deliver a certificate (which may be based on the certificate delivered under Section 8.22) in form and substance satisfactory to Sellers that it has no knowledge of any events or conditions that call into question whether the conditions to the obligations of Sellers and/or their Affiliates under the Other Agreements will be satisfied.

     9.08  No Material Adverse Change

          No material adverse change shall have occurred since the date hereof in the condition (financial or otherwise), business, property, operations, assets or liabilities of Insignia.

     9.09  No Governmental or Legal Action

          There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Seller, (a) makes any of the transactions contemplated by this Agreement illegal or (b) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or any Other Agreement or impairs the contemplated benefits to Sellers of any of the transactions contemplated by this Agreement or any Other Agreement.

     9.10  Investment Capital Contribution

          IFGP or an Affiliate of Buyer shall have been substituted as the guarantor of NPI Inc.'s funding obligation in connection with the capital contributions of NPI Equity and NPI Equity II with respect to the Controlled Partnerships (the "Investment Capital Contribution") pursuant to the terms of a certain agreement dated as of the date hereof, by and among Insignia, the NPI Principals, Emmet J. Cashin, Jr., Jarold A. Evans, W. Patrick McDowell and the other parties named therein.

     9.11  Simultaneous Closing

          The Closing of the transactions contemplated by the Units Purchase Agreement shall have closed simultaneously with the Closing under this Agreement.

     9.12  Other Closing Documents

          Buyer shall have delivered to Sellers at or prior to the Closing such other documents of officers of Buyer as Sellers may reasonably request.

X. Post Closing Covenants

     10.01  Tax Returns

          Buyer shall cause the federal, state and local income tax returns and information returns (including any related or supporting information and schedules) for the calendar year 1996 for each of the Controlled Partnerships to be prepared in accordance with the provisions of the Tax Allocation Agreement, so as to. among other things, (i) reflect Insignia NPI, L.L.C., in the case of the limited partnership units owned by the Scheduled LPs (as such term is defined in the Units Purchase Agreement), and MRI LLC, in the case of the MRI/CP Units (as such term is defined in the Units Purchase Agreement), and Riverside Drive L.L.C., in the case of the limited partnership units owned by the Commercial LPs (as such term is defined in the Units Purchase Agreement), as the owner(s) of said units as of the Closing Date, and (ii) close the books of each partnership described in clause (i) as of the close of the day immediately preceding the Closing Date and by treating each of the period through the close of such immediately preceding day and the period beginning on the Closing Date, respectively, as a separate taxable year, except that income, gain, loss, deductions and credits from ordinary operations of such partnership (but not from any sale or other disposition of any properties or other assets owned by such partnership) for the calendar month which includes the Closing Date shall be apportioned on a per diem basis. Buyer shall cause the Scheduled LPs, the MRI LPs and the Commercial LPs to make elections under Section 754 of the Code to the extent required under the Tax Allocation Agreement.

     10.02  MRI Agreements

          Buyer and Sellers shall cause the agreements described on Schedule 10.02-C (the "MRI Agreements") among the parties named therein to be executed and delivered by the parties thereto.

     10.03  Century Agreements

          Buyer and Sellers shall cause the agreements described on Schedule 10.03-C (the "Century Agreements") among the parties named therein to be executed and delivered by the parties thereto.

XI. Survival of Representations and Warranties and Covenants

     11.01  Survival

          All representations, warranties, covenants and agreements contained in this Agreement or in any Additional Documents shall, in accordance with the terms of this Agreement and the Master Indemnity Agreement, survive the Closing under this Agreement and the Other Agreements notwithstanding any investigation conducted by or on behalf of any party with respect thereto.

     11.02  Time Limitations

          (a) The representations and warranties set forth in this Agreement shall terminate on the date which is eighteen months after the Closing Date of this Agreement, or, in the case of any breach based on an alleged violation of a statutory obligation, the applicable statute of limitations plus 60 days, if longer, but in no event later than six years and 60 days after the Closing Date; except that no representations or warranties shall terminate with respect to any claim as to which notice is given in writing prior to such date. For purposes of this Agreement, violations of a statutory obligation include violations of applicable rules and regulations.

          (b) No claim may be asserted after the Closing against any party to this Agreement for breach of any representation or warranty set forth in this Agreement unless the claim is asserted on or before the date which is eighteen months after the Closing Date of this Agreement, or, in the case of any breach based on an alleged violation of a statutory obligation, the applicable statute of limitations plus 60 days, if longer, but in no event later than six years and 60 days after the Closing Date.

          (c) Except for the obligation of Sellers and the NPI Parties pursuant to Section 6.17, no claim may be asserted after the Closing against any party to this Agreement for breach of any covenant or agreement set forth in this Agreement of any party required to be performed at or before the Closing unless the claim is asserted on or before the date which is eighteen months after the Closing Date of this Agreement, or, in the case of any breach based on an alleged violation of a statutory obligation, the applicable statute of limitations plus 60 days, if longer, but in no event later than six years and 60 days after the Closing Date.

XII.  Termination

     12.01  Termination

          This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Closing Date:

          (a) by the mutual written consent of the parties hereto;

          (b) by Buyer:

             (i) if any material representation or warranty of Sellers or the NPI Parties made in this Agreement or in any Additional Document was untrue in any material respect when made, and such breach is not cured within 20 days of Sellers' receipt of written notice from Buyer that such breach exists or has occurred; or

            (ii) if Sellers or the NPI Parties shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not cured within 20 days of Sellers'
 receipt of written notice from Buyer that such default exists or has occurred; or

           (iii) if there shall occur an Event of Bankruptcy (defined below) with respect to any of Sellers or the NPI Parties; or

            (iv) if termination by Buyer is permitted under Section 4.30(e) or Section 8.05 or Article X of the Units Purchase Agreement; or

             (v) if the conditions to Buyer's obligations hereunder cannot be satisfied by the Closing Date for any reason other than a breach by Buyer.

          (c) by Sellers:

              (i) if any material representation or warranty of Buyer made in this Agreement or any Additional Document was untrue in any material respect when made, and such breach is not cured within 20 days of Buyer's receipt of written notice from Seller that such breach exists or has occurred; or

             (ii) if Buyer shall have defaulted in the performance in any material respect of any covenant, agreement or obligation under this Agreement, and such default is not cured within 20 days of Buyer's receipt of written notice from Sellers that such default exists or has occurred; or

            (iii) if there shall occur an Event of Bankruptcy with respect to Buyer; or

             (iv) if the conditions to Sellers' obligations hereunder cannot be satisfied by the Closing Date for any reason other than a breach by any of Sellers or the NPI Parties.

          As used herein, an "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if: (a) such Person makes an assignment for the benefit of creditors; (b) such Person files a voluntary petition in bankruptcy; (c) such Person is adjudged a bankrupt or insolvent, or there is entered against such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, rule or regulation; or (d) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties.

     12.02  Manner of Exercise

          In the event of the termination of this Agreement pursuant to
Section 12.01 hereof, written notice thereof shall forthwith be given to the non-terminating parties, and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by any party hereto; provided, however, no such notice of termination shall be effective unless the terminating party shall give or cause to be given a contemporaneous notice of termination under each of the Other Agreements which contains provision for termination.

     12.03  Effect of Termination

          In the event of the termination of this Agreement pursuant to
Section 12.01, all obligations of the parties hereunder shall terminate, except for the respective obligations of any of the parties under Section 6.08 and Article XIII, if applicable.

     12.04  Intentionally Omitted]

XIII. Miscellaneous

     13.01  Covenants Not to Sue

          (a) After the Closing, Buyer shall not sue any of Sellers or the NPI Parties for any acts as a direct or indirect general partner of the Controlled Partnerships or for causing any other NPI Party to act as a direct or indirect general partner of the Controlled Partnerships prior to the Closing except for suits based on any rights arising under or in connection with this Agreement or the Additional Documents (or as otherwise provided in the Master Indemnity Agreement).

          (b) After the Closing, neither any of Sellers nor the NPI Parties shall sue Buyer or any Affiliate of Buyer for any acts as a direct or indirect general partner of the Controlled Partnerships after the Closing except for suits based on any rights arising under or in connection with this Agreement or the Additional Documents (or as otherwise provided in the Master Indemnity Agreement).

          (c) If Buyer sells, conveys, transfers or otherwise disposes of any of the Acquired Companies to any Person, Buyer shall, and shall cause its Affiliates to, cause such Person to make adequate provisions such that upon consummation of any such transaction Sellers and the NPI Parties shall be entitled to receive from such Person the benefits of the provisions of Section 13.01(a).

     13.02  Joint and Several Liability; Indemnification

          (a) With respect to any matter for which Sellers and the NPI Parties would have joint and several liability to Buyer under this Agreement, the relative liability of the Apollo Entities on the one hand and Sellers and the NPI Parties on the other hand shall be governed by Section 4.07 of the Master Indemnity Agreement.

          (b) After the Closing under this Agreement, all rights of any parties hereto to sue any other parties for indemnification or otherwise under this Agreement shall be asserted only under the Master Indemnity Agreement.

     13.03  Brokerage Fees

          Each party hereto represents and warrants to the other parties that it has not engaged a broker or finder in connection with or as a result of any of the transactions contemplated by this Agreement.

     13.04  Further Actions

          At any time and from time to time before and after the Closing, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably requested by any other party to effectuate the purposes of this Agreement.

     13.05  Availability of Equitable Remedies

          Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     13.06  Notices

          Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall hereafter furnish to the other parties hereto in writing in accordance with the provisions of this
Section 13.06). Any notice addressed to Buyer shall be addressed to the attention of: General Counsel, with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036, Attention: Arnold S. Jacobs, Esq. Any notice to Sellers or the NPI Parties shall be addressed c/o and sent only to the NPI Principals and AP-NPI with a copy to Rosenman & Colin, 575 Madison Avenue, New York, New York 10022-2585, Attention: Joseph
L. Getraer, Esq., and a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, Attention: Steven L. Lichtenfeld, Esq. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13.06 shall be deemed given at the time of receipt thereof.

     13.07  Waiver

          Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     13.08  Binding Effect

          The provisions of this Agreement shall be binding upon and inure to the benefit of Sellers, the NPI Parties, Buyer, and their respective successors and assigns.

     13.09  No Third-Party Beneficiaries

          This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement.

     13.10  Severability

          If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

     13.11  Headings

          The headings in this Agreement are solely for convenience of reference and shall not be deemed a part of or given effect in the construction or interpretation of this Agreement.

     13.12  Counterparts; Governing Law

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws rules. The parties agree that any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York or the Supreme Court of New York, New York County, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     13.13  Attorneys' Fees

          In any action or proceeding brought by a party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including, but not limited to, attorneys' fees).

     13.14  Waiver of Trial by Jury

          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.
 IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     13.15  No Joint Venture or Partnership

          Sellers, the NPI Parties and Buyer intend that the relationships created hereunder be solely that of buyer and seller. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any of the parties.

     13.16  Construction of Documents

          The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Agreement and the documents to be delivered pursuant hereto, none of which shall be subject to the principle of construing their meaning against the party which drafted the document.

     13.17  Whole Agreement; Exhibits and Schedules; Amendments

          This Agreement and the Other Agreements contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, with respect to such transactions are superseded by the terms of this Agreement and the Additional Documents. Exhibits and Schedules attached hereto or referred to herein, shall be deemed as fully a part of this Agreement as if set forth herein in full. This Agreement may be amended only in a writing signed by the party to be bound thereby.

     13.18  Knowledge

          For purposes of this Agreement, the term "to the knowledge of Sellers and NPI Parties" or any similar term shall mean the actual knowledge of any of Michael L. Ashner, Martin Lifton, Arthur N. Queler, Peter Braverman, William Hamilton and Steven Lifton.

     13.19  Expenses

          Each of the parties hereto shall bear its own expenses in connection with (i) the preparation and negotiation of this Agreement and the Other Agreements and (ii) the transactions contemplated by this Agreement and the Other Agreements, and all such expenses of Sellers and the NPI Parties shall be paid by Persons other than those to be acquired by Buyer and its Affiliates under this Agreement and the Other Agreements.

     13.20  Definitions

          The following terms are defined in the following Sections:

          Defined Term                             Section

          Acquired Companies                       4.01
          Additional Documents                     4.28
          Affiliate                                4.01
          Affiliate Transactions                   7.06
          Buyer                                    Recitals
          Buying Group                             4.16
          Purchase Price                           1.01(a)
          Closing                                  3.01
          Closing Date                             3.01
          Code                                     4.11
          Controlled Partnership                   4.01
          Controlled GP                            4.01
          Corporate Employees                      4.19(a)
          Debt                                     4.13
          Environment                              4.17(i)
          Environmental Laws                       4.17(i)
          Environmental Liabilities                4.17(i)
          ERISA Affiliate                          4.20(a)
          ERISA                                    4.20(a)
          Event of Bankruptcy                      12.01
          Executive Employees                      4.19(a)
          FCMC Voting Trust                        4.02
          Fox Amendment                            Recitals
          FRI                                      Recitals
          FRI Partnership Agreement                Recitals
          Hazardous Substances                     4.17(i)
          HSR Act                                  6.05(a)
          HUD                                      4.12
          Investment Capital Contribution          9.10
          IRS                                      4.20(d)(i)
          Liabilities                              4.08(a)
          Lien                                     4.02
          March Partnerships                       4.17(a)
          Master Agreement                         Recitals
          Master Indemnity Agreement               4.16
          Material Agreement                       4.15
          Multiemployer Plan                       4.20(b)
          Multiple Employer Plan                   4.20(b)
          Net Current Assets                       4.08(a)
          NPI Family Parties                       Parties
          NPI Parties                              Parties
          NPI Principals                           Parties
          NPI Shares                               Recitals
          Order                                    4.25
          Organizational Documents                 4.03(b)(v)
          Other Agreements                         3.02(a)(ix)
          PaineWebber Debt                         Recitals
          PaineWebber                              Recitals
          PBGC                                     4.20(b)(v)
          Person                                   4.01
          Plan                                     4.20(a)
          PRA                                      4.06(b)
          Real Property                            4.17(a)
          Reimbursable Employees                   4.19(a)
          SEC                                      4.25
          SEC Filings                              4.25
          Securities Act                           1.02(c)
          Sellers                                  Parties
          Selling Group                            4.16
          Settlement Agreements                    4.25
          Shareholders                             4.24
          Subsidiaries                             4.01
          Tender Offer Documents                   4.25
          Tender Offers                            4.25
          to the knowledge of Sellers
            and NPI Parties                        13.18

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


BUYER:

INSIGNIA FINANCIAL GROUP, INC.

By: _______________________
 Name:
 Title:


IFGP CORPORATION

By: _______________________
 Name:
 Title:


Sellers:

AP-NPI II, L.P.

By:  AP-NPI Operating Corporation II, its general partner

     By: ________________________
      Name:
      Title:


____________________________
MICHAEL L. ASHNER


____________________________
MARTIN LIFTON


____________________________
ARTHUR N. QUELER


____________________________
SUSAN ASHNER


____________________________
JUDIE LIFTON


____________________________
ANISE QUELER


____________________________
STEVEN LIFTON


____________________________
G. BRUCE LIFTON


THE MARTIN LIFTON 1994 FAMILY TRUST

By: ____________________________
    Robert Lifton, Trustee


THE ELINOR LIFTON 1994 FAMILY TRUST

By: ____________________________
    Robert Lifton, Trustee


NPI PARTIES:

NATIONAL PROPERTY INVESTORS, INC.

By: ____________________________
  Name:  Michael L. Ashner
  Title: President


NPI-AP MANAGEMENT L.P.

By:  NPI Property Management Corporation, its general partner

     By: ____________________________
      Name:  Michael L. Ashner
      Title: President


NPI PROPERTY MANAGEMENT
  CORPORATION

By: ____________________________
  Name:  Michael L. Ashner
  Title: President


DEFOREST VENTURES I, L.P.

By:  DeForest Capital I Corporation, its general partner

     By: ____________________________
      Name:  Michael L. Ashner
      Title: President


DEFOREST VENTURES II, L.P.

By:  DeForest Capital II Corporation, its general partner

     By: ____________________________
      Name:  Michael L. Ashner
      Title: President


DEFOREST CAPITAL I CORPORATION

By: ____________________________
  Name:  Michael L. Ashner
  Title: President


DEFOREST CAPITAL II CORPORATION

By: ____________________________
  Name:  Michael L. Ashner
  Title: President


QAL ASSOCIATES

By: ____________________________
Name:  Michael L. Ashner
Title: President


QALA II ASSOCIATES

By: ____________________________
Name:  Michael L. Ashner
Title: President


AP-NPI L.P.
By:  AP-NPI Operating Corporation, its general partner


     By: ____________________________
      Name:
      Title:


AP-NPI X L.L.C.


By: ____________________________
      its managing member


AP-NPI III, L.P.
By:  ________________________, its general partner


     By: ____________________________
      Name:
      Title:


NPI EQUITY INVESTMENTS, INC.


By: ____________________________
  Name:  Michael L. Ashner
  Title: President


NPI EQUITY INVESTMENTS II, INC.


By: ____________________________
  Name:  Michael L. Ashner
  Title: President